Exhibit 2.1

UNITED STATES BANKRUPTCY COURT

WESTERN DISTRICT OF LOUISIANA

LAFAYETTE DIVISION

IN RE

:

CASE NO. 15-50748

:

HARVEST OIL & GAS, LLC, ET AL1

:

CHAPTER 11

:

DEBTORS.

:

JOINTLY ADMINISTERED

JOINT CHAPTER 11 PLAN OF REORGANIZATION

FOR HARVEST OIL & GAS, LLC AND

FILED AFFILIATES AS OF AUGUST 30, 2016

AS IMMATERIALLY MODIFIED

Harvest Oil and Gas, LLC, Saratoga Resources, Inc., The Harvest Group LLC, Lobo Operating, Inc. and Lobo Resources, Inc., as debtors and debtors-in-possession (collectively, the “Debtors”), and the Official Committee of Unsecured Creditors propose the following Joint Plan of Reorganization:

ARTICLE 1

DEFINITIONS AND CONSTRUCTION OF TERMS

For purposes of this Plan, unless the context requires otherwise:  (a) each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) pronouns used in the masculine, feminine or neutral gender will include the masculine, feminine and the neuter; (c) any reference in this Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such agreement or document will be substantially in such form or contain substantially such terms and conditions; (d) any reference in this Plan to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified or supplemented; (e) unless otherwise specified, all references in this Plan to sections, articles and exhibits are references to sections, articles and exhibits of or to this Plan; (f) the words “in this Plan,” “this Plan,” “hereto,” “hereof,” “herein,” or “hereunder” and other words of similar import, unless specifically stated otherwise, refer to the entirety of the Plan, and not to a particular section of the Plan; (g) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of, or to affect, the interpretation of this Plan; (h) “after notice and a hearing,” or a similar phrase has the meaning ascribed in section 102 of the Bankruptcy Code; (i) “or” is not exclusive; (j) unless otherwise provided, with respect to actions, consents or approvals required herein, reference to the “Committees” shall mean both the Equity Committee and the Unsecured Creditors Committee; (k) the words “Article,” “section,” “subsection,” “clause” or “sentence” refer to particular provisions of the Plan and not to the entirety thereof; (l) the word “including” (and with correlative meaning, the word “include”) means including, without limiting or restricting the generality of any description preceding the word “including” or “include,” and shall mean “including, but not limited to”; (m) the use of the word “any” shall mean “any and all,” and the use of the word “all” shall also mean “any and all”; (n) the words “shall” and “will” are used interchangeably and have the same meaning; and (o) the requirement that a payment be made on the “Effective Date” shall mean “on the Effective Date or as soon as practicable thereafter”.  Unless the context requires otherwise, the following words and phrases shall have the meanings set forth below when used in initially capitalized form in this Plan:

______________

1 Saratoga Resources, Inc. (15-50749); The Harvest Group LLC (15-50750); LOBO Operating, Inc. (15-70751); and LOBO Resources, Inc. (15-50752) are being jointly administered with Harvest Oil & Gas, LLC (15-50748) pursuant to a court order [Dkt. No. 4] entered on June 19, 2015.

1.1

“Administrative Expense Claim” shall mean a Claim for any cost or expense of administration of the Chapter 11 Cases entitled to priority in accordance with the provisions of sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, without limitation, any actual and necessary expenses of preserving the Debtors’ Estates and operating the Debtors’ businesses (including the executory contracts and unexpired leases of the Debtors assumed pursuant to section 365 of the Bankruptcy Code, by order of the Bankruptcy Court or this Plan) and all compensation and reimbursement of expenses to the extent allowed by the Bankruptcy Court under sections 328, 330 and 503 or otherwise of the Bankruptcy Code.

1.2

“Agreed Disbursements” shall mean the payments and distributions agreed to be paid from the Plan Related Funds as set forth in the Plan, the Final CCO, or other agreement between the Debtors, the UCC and ERG II.

1.3

“Albrecht” shall mean collectively, Brian Albrecht and Harvest Operating, LLC.

1.4

 “Albrecht Claims” shall mean, collectively, the Brian Albrecht Allowed Claim and the HO Allowed Claim. Albrecht Claims shall not include any Existing Equity Interests owned by Brian Albrecht.

1.5

 “Allowed” shall mean, with respect to Claims and Equity Interests, (a) any Claim against, or an interest in, the Debtors, proof of which is timely filed or by order of the Bankruptcy Court is not or will not be required to be filed, (b) any Claim that is listed in the Schedules as liquidated in amount and not disputed by any party or contingent, or (c) any Claim or Equity Interest allowed pursuant to this Plan and, in each such case with respect to (a) and (b) above, either (i) no objection to its allowance, amount, or classification has been interposed within the applicable period fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court or (ii) such objection is so interposed and the Claim or Equity Interest is allowed by a Final Order (but only to the extent so allowed and to the extent not allowed solely for voting to accept or reject this Plan).

1.6

“Allowed Amount” shall mean:

(i)

the dollar amount of an Allowed Claim as determined by a Final Order of the Bankruptcy Court;

(ii)

in the event that no such determination is made, the dollar amount agreed to by the claimant and the Debtors or, after the Effective Date, the Reorganized Debtors;

(iii)

in the event that no amount is determined or agreed to pursuant to clause (i) or (ii) of this subsection, the Estimated Amount of a Claim, but only to the extent that the Bankruptcy Court has estimated such Claim for purposes of distribution; or

(iv)

in the event that no amount is determined or agreed to pursuant to clause (i), (ii) or (iii) of this subsection, the dollar amount of an Allowed Claim as to which no objection to the allowance, amount or classification thereof has been interposed within the applicable period fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules, or a Final Order of the Bankruptcy Court.

For purposes of Unsecured Claims, any reference to “Allowed Claims” shall not include interest.

1.7

 “Asset Purchase Agreement” or “APA” shall mean the asset purchase agreement (together with all related documents and schedules) pursuant to which Purchaser purchased the Subject Assets and assumed certain executory contracts and unexpired leases of the Debtors in accordance with the Sale Order.

1.8

“Avoidance Claim” shall mean each right, claim, Cause of Action and avoiding power which may be asserted by a debtor in possession under chapter 5 of the Bankruptcy Code or that may be asserted under similar applicable state or other laws.

1.9

“Ballot” shall mean the form or forms distributed to the holders of impaired Claims entitled to vote, by which such parties may indicate acceptance or rejection of the Plan.

1.10

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended, applicable to the Chapter 11 Cases.

1.11

“Bankruptcy Court” shall mean the United States Bankruptcy Court for the Western District of Louisiana, Lafayette Division, having jurisdiction over the Chapter 11 Cases, or if such court ceases to exercise jurisdiction over the Chapter 11 Cases, such other court that exercises jurisdiction over the Chapter 11 Cases in lieu of the United States Bankruptcy Court for the Western District of Louisiana, Lafayette Division.

1.12

“Bankruptcy Rules” shall mean the Federal Rules of Bankruptcy Procedure, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules (including any standing orders) of the Bankruptcy Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

1.13

“Bar Date” shall mean (a) October 15, 2015, the date that the Bankruptcy Court established as the last day to file a proof of claim, other than a Claim of a governmental entity, in the Chapter 11 Cases, and (b) December 15, 2015, for Claims of governmental entities.

1.14

“Board of Directors” shall mean the Board of Directors of Saratoga, or, from and after the Effective Date, of Reorganized Saratoga, as it may exist from time to time.

1.15

“Brian Albrecht Allowed Claim” shall mean the Allowed Claim of Brian Albrecht in the amount of $95,000 which shall be an Allowed Class 4 General Unsecured Claim.

1.16

“Business Day” shall mean any day which is not a Saturday, Sunday or Federal holiday in the United States.

1.17

“Carve Out” shall have the meaning ascribed to such term in the Final CCO.

1.18

“Cash” shall mean shall mean legal tender of the United States of America, cash equivalents, and readily marketable securities or instruments, including but not limited to, bank deposits, accounts, certified or cashier’s checks, timed certificates of deposit issued by any bank, commercial paper, and readily marketable direct obligations of the United States of America or agencies or instrumentalities thereof.

1.19

“Causes of Action” shall mean, without limitation, any and all of the Debtors’ and the Estates’ actions, causes of action, rights, suits, accounts, debts, sums of money, damages, judgments, claims and demands, actions, defenses, offsets, powers, privileges, licenses, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whatsoever, whether known or unknown, suspected or unsuspected, whether arising under state or other non-bankruptcy law or arising under the Bankruptcy Code, in these Bankruptcy Cases, or in any way related to these Bankruptcy Cases, whether arising prior to, on or after the Petition Date, in contract or tort, in law, equity or otherwise, whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured and whether asserted or assertable.  Causes of Action shall include without limitation (i) derivative claims of the Debtors or the Debtors in Possession pursuant to state or non-bankruptcy law, the Bankruptcy Code or any other statute or legal theory or theory under equity, (ii) any avoidance or recovery actions under sections 544, 545, 547, 548, 549, 550, 551, and 553 of the Bankruptcy Code, (iii) any rights to, claims, or causes of action for recovery under any policies of insurance issued to or on behalf of the Debtors or the Debtors in Possession, (iii) all tax refunds and insurance proceeds, (iv) any rights, claims, Claims, and causes of action against any third parties, (v) any rights, claims and causes of action, of the Debtors, the Debtors in Possession and/or any of their respective Estates against any former or current director or officer of one or more of the Debtors (other than the IRC Members, who are Released Parties) arising under state or other non-bankruptcy law or arising under the Bankruptcy Code, in these Bankruptcy Cases, or in any way related to these Bankruptcy Cases, or under and/or pursuant to any statute or legal or equitable theory that is in any manner arising from, connected with or related to any act or omission of such director or officer that occurred prior to the Effective Date, except only those Causes of Action that are specifically and expressly released as of the Effective Date under this Plan.  For the avoidance of doubt, (and as applicable to reiterate) Causes of Action include, but are in no way limited to, the Debtors’ and the Estates’ (a) rights of setoff, counterclaim or recoupment, and claims on contracts or for breaches of duties imposed by law, (b) claims pursuant to section 362 of the Bankruptcy Code, (ci) such claims and defenses as fraud, mistake, duress, and usury, (d) all Avoidance Claims and (e) all causes of action that may be directly or derivatively asserted on behalf of the Debtors, their Estates or the Reorganized Debtors.

1.20

“Chapter 11 Cases” shall mean the chapter 11 cases of the Debtors pending before the Bankruptcy Court.

1.21

“Claim” shall have the meaning set forth in section 101(5) of the Bankruptcy Code.

1.22

“Class” shall mean any Claims or Equity Interests classified together by this Plan pursuant to section 1122(a)(1) of the Bankruptcy Code.

1.23

“Closing” shall mean the closing of the sale of the Subject Assets to the Purchaser.

1.24

 “Committees” shall mean the Unsecured Creditors Committee and the Equity Committee.

1.25

“Confirmation Date” shall mean the date the Confirmation Order is entered on the docket of the Bankruptcy Court.

1.26

“Confirmation Hearing” shall mean the hearing before the Bankruptcy Court regarding confirmation of this Plan and related matters under section 1128 of the Bankruptcy Code.

1.27

“Confirmation Order” shall mean the order signed by the Bankruptcy Court confirming this Plan.

1.28

“Contingent Claim” shall mean any Claim, the liability for which attaches or is dependent upon the occurrence or happening of, or is triggered by, an event, which event has not yet occurred, happened, or been triggered, as of the date on which such Claim is sought to be estimated or an objection to such Claim is filed, whether or not such event is within the actual or presumed contemplation of the holder of such Claim and whether or not a relationship between the holder of such Claim and the Debtor now or hereafter exists or previously existed.

1.29

“Contingent Equity Interest” shall mean any Equity Interest, which is dependent upon the occurrence or happening of, or is triggered by, an event, which event has not yet occurred, happened, or been triggered, as of the date on which such Equity Interest is sought to be estimated or an objection to such Equity Interest is filed, whether or not such event is within the actual or presumed contemplation of the holder of such Equity Interest and whether or not a relationship between the holder of such Equity Interest and the Debtor now or hereafter exists or previously existed.  Unless otherwise specifically provided herein, any reference to “Equity Interests” shall include Contingent Equity Interests.

1.30

“Convenience Claim” shall mean an Allowed General Unsecured Claim of trade creditors for Claims arising in the ordinary course of the Debtor’s business on account of labor performed, or services, materials, goods or equipment furnished with respect to the development, drilling, completion, maintenance, repair, operation or related activity on or with respect to any lands, material, machinery, supplies, improvements, oil  and gas leases, or wells or pipelines owned, in whole or in part by one or more of the Debtors, up to $125,000. For the avoidance of doubt, Convenience Claims do not include the Brian Albrecht Allowed Claim, the HO Allowed Claim, or any similar Claims, and shall also not include any Claim of any officer or director of the Debtors.

1.31

“Convenience Fund” shall mean the sum of $100,000, to be available for distribution in accordance with the Plan to the holders of Convenience Claims.

1.32

 “Cramdown” shall mean the confirmation of this Plan pursuant to section 1129(b) of the Bankruptcy Code notwithstanding any rejection by an impaired Class or Classes of holders of Claims or Equity Interests of the Plan.

1.33

“Creditor” shall mean a holder of a Claim against any Debtor, Debtor in Possession or any of the Estates that arose on or before the Petition Date or a Claim against any Debtor, Debtor in Possession or Estate of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code.

1.34

 “D&O Liability Insurance Policies” means all unexpired directors’, managers’, and officers’ liability insurance policies (including any “tail policy”) of any of the Debtors with respect to directors, managers, officers, and employees of the Debtors.

1.35

“Debtors” shall mean, collectively, Harvest Oil & Gas, LLC, Saratoga Resources, Inc., The Harvest Group LLC, Lobo Operating, Inc. and Lobo Resources, Inc.

1.36

“Debtor in Possession or Debtors in Possession” shall mean one or more of the Debtors, in their capacity as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

1.37

“Disclosure Statement” shall mean the disclosure statement relating to the Plan, including the exhibits and schedules thereto, as the same may be amended, modified or supplemented from time to time, as approved by the Bankruptcy Court on July 20, 2016 (Dkt. No. 1043).

1.38

“Disputed Claims” shall mean all Claims: (a) which are listed in the Schedules as disputed, contingent or unliquidated; or (b) as to which (i) a proof of Claim has been filed, (ii) an objection, or request for estimation, has been (or is) timely filed (and not withdrawn) by any party in interest, and (iii) no Final Order has been entered thereon.  In the event that any part of a Claim is disputed, such Claim in its entirety shall be deemed to constitute a Disputed Claim for purposes of distribution under this Plan unless a Final Order has been entered providing otherwise. Without limiting any of the foregoing, a Claim that is the subject of a pending objection, motion, complaint, counterclaim, setoff, Avoidance Claim, litigation claim or other defense, or any other proceeding seeking to disallow, subordinate or estimate such Claim, shall be deemed to constitute a Disputed Claim.

1.39

“Disputed Equity Interests” shall mean all Equity Interests:  (a) which are listed in the Schedules as disputed, contingent or unliquidated; or (b) as to which (i) a proof of interest has been filed, (ii) an objection, or request for estimation, has been timely filed (and not withdrawn) by any party in interest, and (iii) no Final Order has been entered thereon. In the event that any part of an Equity Interest is disputed, such Equity Interest in its entirety shall be deemed to constitute a Disputed Equity Interest for purposes of distribution under this Plan unless a Final Order has been entered providing otherwise. Without limiting any of the foregoing, an Equity Interest that is the subject of a pending objection, motion, complaint, counterclaim, setoff, Avoidance Claim, litigation claim or other defense, or any other proceeding seeking to disallow, subordinate or estimate such Equity Interest, shall be deemed to constitute a Disputed Equity Interest.

1.40

“Distribution Date” shall mean each date any payment of Cash or distribution of property is due to the holders of Allowed Claims or Allowed Equity Interests under the Plan.

1.41

“Distribution Record Date” means the record date set for purposes of making distributions of property under the Plan on account of Allowed Claims and Allowed Equity Interests.  The Distribution Record Date shall be the same date as the Voting Deadline.

1.42

“Effective Date” shall mean the date set forth in a notice of Effective Date filed in accordance with Section 10.3 of this Plan.

1.43

“Entity” shall mean an individual, corporation, limited liability company, partnership, association, joint stock company, joint venture, estate, trust, unincorporated organization, or government or any political subdivision thereof, or other Person.

1.44

“Equity Committee” shall mean the official committee of holders of Saratoga’s equity interests appointed by the United States Trustee, as it may be constituted from time to time.

1.45

“Equity Interest” shall have the meaning ascribed to such term in section 101(16) of the Bankruptcy Code.

1.46

“ERG II” shall mean Energy Reserves Group II, LLC.

1.47

“ERG II Superpriority Claim” shall mean the superpriority claim of ERG II for the diminution in value of its security interests in the Debtors’ estates during the Chapter 11 Cases in the approximate amount of $3.2 million (exclusive of production run off) pursuant to the Final CCO, which Claim is secured by liens on all of the Debtors’ assets.

1.48

“Estates” shall mean the estates of the Debtors as defined in section 541 of the Bankruptcy Code.

1.49

“Estimated Amount” shall mean the estimated dollar value of an Unliquidated Claim, Disputed Claim, Contingent Claim, Disputed Equity Interest, or Contingent Equity Interest determined by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code; provided that, in the event the Bankruptcy Court shall estimate one or more Unliquidated Claims, Disputed Claims, Contingent Claims, Disputed Equity Interests, or Contingent Equity Interests for any purpose, such estimate shall constitute and represent the maximum amount in which such Claims or Equity Interests may ultimately become Allowed Claims or Allowed Equity Interests, either individually or in the aggregate.

1.50

“Excess Remaining Funds” shall mean, after the payment of the Agreed Disbursements, any remaining balance of Plan Related Funds held by the Debtors or their Estates as of the Effective Date.

1.51

“Excluded Assets” shall mean assets of the Debtors (i) comprised of (a) the NOLs, (ii) those assets that are included within the Excluded Leases and Contracts,  and (iii) the D&O Liability Insurance Policies, and shall not include the Subject Assets or the Litigation Trust Assets.  Excluded Assets shall also include the right granted by Section 6.12.1 of the Plan that Reorganized Saratoga shall be given access to the books and records of the Debtors as such exist as of the Effective Date and (x) relate specifically to the Excluded Assets or (y) are necessary for financial, regulatory and administrative reporting, and preparation of tax returns of the Debtors and Reorganized Debtors.

1.52

“Excluded Leases and Contracts” shall mean and include any leases, executory contracts, contract rights or property interests of the Debtors listed on Exhibit A to this Plan, which shall have been assumed, will be assumed as of the Effective Date or that shall ride through these Bankruptcy Cases, as indicated on Exhibit A to this Plan and shall include all related rights and interests of the Debtors in property specifically related and pertaining thereto.

1.53

“Existing Equity Interest” shall mean any existing interest in a Debtor based on an “equity security” within the meaning of section 101(16) of the Bankruptcy Code.

1.54

“Final Cash Collateral Order” or “Final CCO” shall mean the Final Cash Collateral

Order [Dkt. No. 481] entered by the Bankruptcy Court on September 21, 2015, together with any Stipulations related thereto.

1.55

“Final Order” shall mean an order of the Bankruptcy Court which, not having been stayed by order of a court of competent jurisdiction, has become conclusive of all matters ruled upon or what could have been ruled upon therein.

1.56

“First Lien Claims” shall mean the Secured Claims held by the First Lien Noteholders consisting of: (i) aggregate principal amount of not less than $54,600,000.00 on account of the notes issued under the First Lien Indenture; (ii) accrued and unpaid interest as of the Petition Date in an aggregate amount of not less than $6,315,000 on account of the notes issued under the First Lien Indenture, plus any interest accruing thereafter through the Effective Date at the penalty rate provided in the First Lien Indenture; and (iii) unpaid fees, expenses, disbursements, indemnifications, obligations, and charges or claims of whatever nature, whether or not contingent, whenever arising, due or owing under the First Lien Indenture or applicable law.

1.57

“First Lien Indenture” shall mean that certain Indenture dated as of November 11, 2013 (as has been or may be further amended, restated, supplemented or otherwise modified from time to time) by and among Saratoga, the guarantors thereto, and the First Lien Trustee.

1.58

“First Lien Noteholders” shall mean the holders of the notes under the First Lien Indenture.

1.59

“First Lien Trustee” shall mean Bank of New York Mellon Trust Company, N.A. as trustee under the First Lien Indenture, together with its successors and assigns.

1.60

“General Unsecured Claim” shall mean any Claim held by a Creditor of any Debtor, including Claims arising out of the rejection of executory contracts or unexpired leases, which is not a Secured Claim, Priority Claim, Administrative Expense Claim, or Priority Tax Claim.  The term “General Unsecured Claim” shall include, among other Claims, the deficiency Claims of the First Lien Noteholders, the Second Lien Claims, and the Residual Claims (of holders of Convenience Claims).

1.61

“HO Allowed Claim” shall mean the Allowed Claim of Harvest Operating, LLC in the Allowed amount of $3,307,050.00 which shall be an Allowed Class 4 General Unsecured Claim.

1.62

“Independent Restructuring Committee” or “IRC” shall mean the independent committee of the Board of Directors of Saratoga with responsibility for the restructuring of Saratoga, as such committee is constituted from time to time.

1.63

“Interests Register” means the list of the holders of Equity Interests in Saratoga on the Distribution Date prepared by Saratoga’s transfer agent charged with maintaining the official registry of holders of such Equity Interests, which the Reorganized Debtors shall use as the official register of holders of Equity Interests in Saratoga.

1.64

“Initial Litigation Trust Funds” shall mean Cash in the amount $25,000.00.

1.65

“IRC Members” shall mean J. W. Rhea, IV, Richard Nevins, Kevin Smith and Rex White.

1.66

“Lien” shall mean any claim, pledge, option, charge, hypothecation, easement, security interest, right-of-way, encroachment, mortgage, deed of trust, covenant, restriction, reservation, agreement of record or other encumbrance or interest affecting any property of the Debtors or the Debtors in Possession.

1.67

“Litigation Trust” shall mean the trust established on the Effective Date pursuant to the Litigation Trust Agreement in accordance with the terms specified herein.  The Litigation Trust Assets shall be transferred to and vest in the Litigation Trust on the Effective Date.

1.68

“Litigation Trust Agreement” shall mean the trust agreement pursuant to which the Litigation Trust is established. The agreement shall be in form and substance satisfactory to the Debtors, ERG II and the UCC.

1.69

“Litigation Trust Assets” shall mean all assets of the Estates of the Debtors other than the Excluded Assets, and shall include without limitation, the Litigation Trust Causes of Action, the Excess Remaining Funds, any and all other information, documents, electronic information, stored information and documents, communications, of the Debtors all as may be specifically described in the Litigation Trust Agreement (excluding only such as are specifically and directly related to the Excluded Assets, the membership interests in the Litigation Trust LLC (if the New Equity Interests are issued to the Litigation Trust), and any other assets vested in the Litigation Trust under this Plan.

1.70

“Litigation Trust Causes of Action” shall mean all claims and Causes of Action of the Debtors including but not limited to those set forth on Exhibit B, and the Retained Causes of Action.

1.71

“Litigation Trust LLC” shall mean that Louisiana limited liability company to be formed as of the Effective Date to own the New Equity Interests if Classes 1, 3 and/or 4 vote to reject the Plan, which if formed (i) shall be owned 100% by the Litigation Trust and (ii) managed by the Litigation Trustee consistent with the terms of this Plan and the Litigation Trust Agreement.

1.72

“Litigation Trust Net Proceeds” shall mean the proceeds held and/or recovered by the Litigation Trust minus the fees and expenses of the Litigation Trust, to be distributed to the beneficiaries of the Litigation Trust.

1.73

“Litigation Trustee” shall mean that person or entity identified in a notice filed by the UCC and ERG II with the Bankruptcy Court by the Effective Date as the “Litigation Trustee.” The Litigation Trustee shall act as the representative of the Estates pursuant to section 1123(b)(3)(B) of the Bankruptcy Code for the purposes of pursuing the Litigation Trust Causes of Action and with respect to the other Litigation Trust Assets in accordance with the terms specified herein and in the Litigation Trust Agreement. The Litigation Trustee shall be deemed to be a party in interest within the meaning of section 1109(b) of the Bankruptcy Code and the representative of the Estates for all purposes related to or in connection with the Litigation Trust Causes of Action and the other Litigation Trust Assets.

1.74

“New Equity Interests” shall mean any Equity Interests in Reorganized Saratoga issued or deemed to be issued on the Effective Date to the Litigation Trust LLC.

1.75

“NOLs” shall mean the net tax operating losses if any of the Debtors.

1.76

“P&A Liabilities” shall mean the Debtors’ liabilities relating to plugging, abandonment, and/or reclaiming wells, facilities, and pipelines, whether arising under contractual indemnity or otherwise.

1.77

“P&A Secured Claims” shall mean any and all Secured Claims associated with the Debtors’ P&A Liabilities, including but not limited to, the Secured Claims of Helis Energy, L.L.C. and Chevron N.A. Exploration & Production Company.

1.78

“Person” shall have the meaning ascribed to such term in section 101(41) of the Bankruptcy Code.

1.79

“Petition Date” shall mean June 18, 2015.

1.80

“Plan” shall mean this plan of reorganization in its present form or as it may, from time to time, be modified, amended or supplemented in accordance with the terms hereof.

1.81

 “Plan Related Funds” shall mean all Cash and accounts receivables of the Debtors in existence as of the Effective Date and the Albrecht Payment which shall be used solely for the payment of the Agreed Disbursements.

1.82

“Plan Proponents” shall mean the Debtors in Possession and the UCC.

1.83

“Plan Supplement” shall mean the supplement(s) to the Plan as specified herein, and any amendments or supplements thereto (which may be in the form of term sheets, draft forms of agreements, or similar summary documentation). A Plan Supplement containing such information and documents as is then available or known shall be filed prior to the Confirmation Hearing.

1.84

“Priority Claim” shall mean a Claim entitled to priority pursuant to section 507 of the Bankruptcy Code, other than Priority Tax Claims and the ERG II Superpriority Claim.

1.85

“Priority Tax Claim” shall mean a Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

1.86

“Professional” means (a) any professional employed in the Chapter 11 Cases pursuant to section 327 or 1103 of the Bankruptcy Code or otherwise pursuant to an order of the Bankruptcy Court and (b) any professional or other entity seeking or obtaining compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code or otherwise.

1.87

 “Professional Administrative Expense Claims” shall mean the Administrative Expense Claims of Professionals, after application of any retainers. For the avoidance of doubt, Professional Administrative Expense Claims shall not include any Administrative Expense Claims of ERG II, the predecessor First Lien Noteholders, the Second Lien Noteholders, the First Lien Trustee, the Second Lien Trustee, or any professionals, advisors or agents of the foregoing.

1.88

“Pro Rata” or “Pro Rata Share” means a proportionate share, so that the ratio of the consideration distributed on account of an Allowed Claim or Allowed Equity Interest in a Class to the amount of such Allowed Claim or Allowed Equity Interest is the same as the ratio of the amount of the consideration distributed on account of all Allowed Claims or Allowed Equity Interests in such Class to the amount of all Allowed Claims or Allowed Equity Interests in such Class, or if the context so requires, to the amount of all Allowed Claims or Allowed Equity Interests in a designated portion of such Class.

1.89

“Purchaser” shall mean ERG II.

1.90

“Released Parties” shall mean:  (i) the Debtors, Debtors in Possession and Reorganized Debtors, and their respective financial advisors, attorneys and accountants whose retention has been approved by the Bankruptcy Court; (ii) the Purchaser, its successors and assigns, and its former, present and future officers, directors, servants, shareholders, members, affiliates, managers, partners, employees, agents, representatives, professionals and consultants, (except for any claims arising under the APA); (iii) the First Lien Trustee, the First Lien Noteholders, the Second Lien Trustee, the Second Lien Noteholders, its successors and assigns, and each of their respective divisions, affiliates, and their former, present and future officers, directors, servants, shareholders, members, affiliates, managers, partners, employees, agents, representatives, professionals and consultants; (iv) the UCC, its members, and its respective financial advisors, attorneys and accountants whose retention has been approved by the Bankruptcy Court; (v) the IRC Members; and (vi) the Equity Committee, its members and its respective financial advisors, attorneys and accountants whose retention has been approved by the Bankruptcy Court.

1.91

“Reorganized Debtors” shall mean the Debtors after the Effective Date.

1.92

“Reorganized Saratoga” shall, when referred to specifically, mean Saratoga after the Effective Date.

1.93

“Residual Claims” shall mean any residual Claim held by the holder of an Allowed Convenience Claim after receiving its Pro Rata share of the Convenience Fund.

1.94

“Retained Causes of Action” shall mean all Causes of Action, including but not limited to Causes of Action on Exhibit B, which any Debtor or its Estate may hold against any Person as of the Effective Date and which are being retained by either the Litigation Trust or the Reorganized Debtors pursuant to Section 6 of this Plan.  For the avoidance of doubt, as of the Effective Date the Debtors’ interests in the Albrecht Litigation shall not be a Retained Cause of Action.

1.95

“Sale Effective Date” shall mean June 1, 2016.

1.96

“Sale Order” shall mean the Order on Motion of Debtors (1) To Sell Property of the Estates Free and Clear of All Liens, Claims, Encumbrances, and Interests Under 11 U.S.C. § 363; and (2) To Assign (or Assume and Assign to the Extent Necessary) Certain Leases and Executory Contracts Pursuant to 11 U.S.C. § 365 [Dkt. No. 932].

1.97

“Saratoga” shall mean Saratoga Resources, Inc.

1.98

“Schedules” shall mean the schedules of assets and liabilities and the statements of financial affairs filed in the Chapter 11 Cases by the Debtors, as such schedules or statements have been or may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

1.99

 “Second Lien Claims” shall mean the Secured Claims held by the Second Lien Noteholders consisting of: (i) aggregate principal amount of not less than $125,200,000.00 on account of the notes issued under the Second Lien Indenture; (ii) accrued and unpaid interest as of the Petition Date in an aggregate amount of not less than $27,537,000 on account of the notes issued under the Second Lien Indenture, plus any interest accruing thereafter through the Effective Date at the penalty rate provided in the Second Lien Indenture; and (iii) unpaid fees, expenses, disbursements, indemnifications, obligations, and charges or claims of whatever nature, whether or not contingent, whenever arising, due or owing under the Second Lien Indenture or applicable law.

1.100

 “Second Lien Indenture” shall mean that certain Indenture dated as of July 12, 2011 (as has been or may be further amended, restated, supplemented or otherwise modified from time to time) by and among Saratoga, the guarantors thereto and the Second Lien Trustee.

1.101

“Second Lien Noteholders” shall mean the holders of the notes under the Second Lien Indenture.

1.102

 “Second Lien Trustee” shall mean Wilmington Savings Fund Society, FSB, successor to Bank of New York Mellon Trust Company, as trustee under the Second Lien Indenture, together with its successors and assigns.

1.103

 “Secured Claim” shall mean a Claim secured by a Lien on property of any of the Debtors which Lien is valid, perfected and enforceable under applicable non-bankruptcy law and not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, but only to the extent that such a Claim is not greater than the value of those of the Debtors’ assets which the Bankruptcy Court finds, or the Debtors and the holders of such Secured Claim otherwise agree, are valid security for such Claim.

1.104

 “Secured Creditor” shall mean the holder of a Secured Claim.

1.105

“Subject Assets” shall mean the assets of the Debtors sold to the Purchaser at the Closing as set forth in the Asset Purchase Agreement.

1.106

“Unimpaired” shall mean, when used in reference to a Claim or Equity Interest, a Claim or Equity Interest that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

1.107

“Unliquidated Claim” shall mean (i) any Claim, the amount of liability for which has not been fixed, whether pursuant to agreement, applicable law, or otherwise, or (ii) any Claim for which no Allowed Amount has been determined.

1.108

 “Unsecured Creditors’ Committee” or “UCC” shall mean the official committee of the holders of unsecured claims appointed by the United States Trustee, as it may be constituted from time to time.

1.109

 “Voting Deadline” means the last day and time for submitting ballots to accept or reject this Plan in accordance with section 1126 of the Bankruptcy Code as specified by order of the Bankruptcy Court.

1.110

 “Voting Record Deadline” means the date and time established by the Bankruptcy Court for determining those holders of Claims against the Debtors and Equity Interests in Saratoga entitled to vote on the Plan.

ARTICLE 2

PROVISIONS FOR PAYMENT OF

ADMINISTRATIVE EXPENSES AND PRIORITY CLAIMS

2.1

Payment of Allowed Administrative Expense Claims (Other than Professional Administrative Claims) and Substantial Contribution Claims.

2.1.1

Allowed Administrative Expense Claims (Other than Professional Administrative Expense Claims).

To the extent not already paid in full as of the Effective Date of the Plan and unless otherwise agreed to by a holder of an Allowed Administrative Expense Claim, each Administrative Expense Claim (other than a Professional Administrative Expense Claim) shall be paid in full on the Effective Date or as soon as practicable thereafter, provided however that liabilities incurred in the ordinary course of business by the Debtors in Possession (i) on or after the Petition Date and through the Sale Effective Date that were/are related to the Subject Assets shall be paid by the Purchaser in accordance with the terms and conditions of the Asset Purchase Agreement and (ii) on or after the Petition Date and through the Effective Date that were/are related to the Excluded Assets shall be paid in the ordinary course of business by the Reorganized Debtors.

2.1.2

Bar Date for Filing Administrative Expense Claims (Other than Professional Administrative Expense Claims).

Except with respect to any Administrative Expense Claims (a) that are Allowed under this Plan or payable pursuant to a specific order of the Bankruptcy Court, (b) that Purchaser has assumed under the APA and has specifically agreed with the holder thereof to pay (or has paid), or (c) for which a different deadline is established by this Article 2, Administrative Expense Claims must be filed in the form of an application or request no later than thirty (30) days after the Effective Date, and such application or request shall specify the bases for the Administrative Expense Claim and why the holder of the Administrative Expense Claim is entitled to priority under section 503(b), 507(b) or 1114(e)(2) or any other provision of the Bankruptcy Code.  If such Administrative Expense Claim is not filed in accordance with the foregoing, (a) such Administrative Expense Claim is and shall be deemed to be forever barred and unenforceable against the Purchaser, the Debtors, their respective Estates and assets, and the Reorganized Debtors, and (b) the holders of any such Claims are barred from recovering any distributions under the Plan or the APA on account thereof.

2.1.3

Substantial Contribution Claims; Deadline for Filing.

To the extent any Entity seeks payment or reimbursement of compensation for services rendered or reimbursement of expenses incurred in connection with or during the Chapter 11 Cases under section 503(b)(3)(D) of the Bankruptcy Code, such Entity shall file its application or request for such payment on or before the deadline established by the Bankruptcy Court for the filing of the objections to the confirmation of the Plan.  If such application or request for compensation or reimbursement of expenses under section 503(b)(3)(D) of the Bankruptcy Code is not filed in accordance with the foregoing, (a) such application or request shall be forever barred from assertion against the Debtors, their respective Estates, and the Reorganized Debtors, and (b) the holders of any such Claims are barred from recovering any distributions under the Plan on account thereof. Any such application or request shall be heard and determined at the Confirmation Hearing or as otherwise provided by order of the Bankruptcy Court.

2.2

Professional Administrative Expense Claims and Priority Claims.

2.2.1

Payment of Professional Administrative Claims.

Except to the extent that a holder of an Allowed Professional Administrative Expense Claim has agreed to a different treatment of such claim, which may include payment by the Litigation Trustee from Litigation Trust Assets as provided in Section 6.2 of the Plan, on the Effective Date or as soon as such claim is Allowed, the holder of such claim will receive on account of such claim Cash equal to the Allowed amount of such claim.

2.2.2

Professional Administrative Expense Claims of the Equity Committee.

Any unpaid Allowed Professional Administrative Expense Claims of the Equity Committee professionals shall be paid, in the aggregate, the amount of $290,000 on the Effective Date toward satisfaction thereof (“Effective Date Payment”).  For the avoidance of doubt, the Effective Date Payment shall be in addition to any interim payments received by the Equity Committee professionals during the pendency of the Chapter 11 Cases.  Any remaining Allowed Equity Committee Professional Administrative Expense Claims of the Equity Committee professionals unpaid after the Effective Date Payment shall be paid as Administrative Expense Claims by the Litigation Trust under Article 6, Section 6.2(i) of the Plan, unless otherwise sooner paid by agreement of the Debtors, the UCC and ERG II.

2.2.3.

Bar Date for Filing Professional Administrative Expense Claims.

All Professionals seeking compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date shall (i) file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Effective Date by no later than the date that is sixty (60) days after the Effective Date or such other date as may be fixed by the Bankruptcy Court and (ii) if granted such an award by the Bankruptcy Court, be paid such amounts as are Allowed by an order of the Bankruptcy Court from the Plan Related Funds in accordance with the Final CCO (a) on the date such Professional Administrative Expense Claim becomes an Allowed Professional Administrative Expense Claim, or as soon thereafter as is practicable or (b) upon such other terms as may be mutually agreed upon between such holder of a Professional Administrative Expense Claim, the Litigation Trustee and ERG II.

2.3

Superpriority Claim of ERG II.

Pursuant to section 507(b) of the Bankruptcy Code, the ERG II Superpriority Claim has priority over all Allowed Priority Claims under section 507(b) of the Bankruptcy Code.  On the Effective Date of the Plan and provided that Classes 1, 3 and 4 vote to accept the Plan, ERG II agrees to subordinate the distributions it is entitled to on account of its ERG II Superpriority Claim to the specific distributions to Creditors and holders of Existing Equity Interests as set forth herein and as provided in Section 6.2 of this

Plan and the Litigation Trust Agreement.

2.4

Priority Tax Claims.

Holders of Allowed Priority Tax Claims which have been assumed by the Purchaser in accordance with the Asset Purchase Agreement shall be paid by ERG II in accordance with the Asset Purchase Agreement. Each holder of an Allowed Priority Tax Claim which has not been assumed by the Purchaser in accordance with the Asset Purchase Agreement, shall retain its Claims against the Reorganized Debtors and shall be paid the Allowed Amount of its Allowed Priority Tax Claim, at the option of the Reorganized Debtors: (a) in full, in Cash, on the Effective Date or as soon as practicable thereafter; (b) upon such other terms as may be mutually agreed upon between such holder of an Allowed Priority Tax Claim and the Reorganized Debtors; or (c) in Cash payments over a period ending not later than five (5) years after the Petition Date, and in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at such rate as required by Section 511 of the Bankruptcy Code or otherwise as required by Section 1129(a)(9)(C) or (D) of the Bankruptcy Code.

2.5

P&A Secured Claims/Security.

P&A Secured Claims which have been assumed pursuant to the Asset Purchase Agreement shall receive the treatment set forth in the APA or the Sale Order, as applicable. To the extent there are any P&A Secured Claims that were not assumed by the Purchaser at the Closing, any holders of any such P&A Secured Claims shall not be affected by the Plan, shall retain their Liens on any collateral posted to secure such Claims and may exercise their rights in accordance with applicable non bankruptcy law.

Nothing in this Plan shall affect the rights or interests of ERG II or the holders of P&A Secured Claims which have been assumed by ERG II pursuant to the Asset Purchase Agreement, which P&A Secured Claims shall receive the treatment set forth in the APA or the Sale Order, as applicable.

ARTICLE 3

CLASSIFICATION AND TREATMENT OF CLAIMS
AND EQUITY INTERESTS

3.1

Class 1. First Lien Claims.

3.1.1.

Classification. Class 1 consists of all Allowed First Lien Claims.

3.1.2.

Treatment.

(a)

General Terms

(i)

Secured Claim

The First Lien Noteholders shall receive a credit of $10.7 million on the outstanding obligations under the First Lien Indenture in connection with the sale of the Subject Assets to Purchaser.  The First Lien Noteholders shall retain their Liens on the cash and receivables of the Debtors securing the obligations outstanding under the First Lien Indenture and the ERG II Superpriority Claim except to the extent such Liens are otherwise released with the consent of the First Lien Noteholders pursuant to the Final CCO or this Plan.

(ii)

Deficiency Claim of First Lien Noteholders

The First Lien Noteholders shall have an Allowed General Unsecured Claim in the amount of $49 million, which deficiency claim shall be classified in Class 4, and the First Lien Noteholders’ Allowed General Unsecured Claim shall be treated in accordance with Section 3.4 of the Plan.

(b)

Collateral

To the extent not cancelled in connection with the Closing, and the First Lien Noteholders’ Liens and security interests in the Debtors’ assets granted pursuant to the First Lien Indenture or the Final CCO securing the obligations outstanding under the First Lien Indenture and/or the ERG II Superpriority Claim shall be cancelled as of the Effective Date pursuant to the Plan and the Litigation Trust Agreement, except as may otherwise be provided in the Final CCO.  On the Effective Date, the First Lien Trustee and/or the First Lien Noteholders shall execute and deliver to the Reorganized Debtors and the Litigation Trust any and all documents reasonably necessary to effectuate the cancellation of any liens and security interests, except as such are retained under this Plan as against Excess Remaining Funds or other Collateral recognized under the CCO, but not as against the Excluded Assets (and the Reorganized Debtors and Litigation Trust, as applicable, are hereby authorized to execute, file and deliver any documents reasonably necessary to effectuate the cancellation and termination of such Liens in the event the First Lien Trustee and the First Lien Noteholders decline to do so).

3.1.3.

Impairment and Voting.

Class 1 is Impaired by the Plan.  The holders of Class 1 Claims are entitled to vote to accept or reject the Plan. The holders of Class 1 Claims are also entitled to vote their deficiency Allowed General Unsecured Claim in the amount of $49 million to accept or reject the Plan as part of Class 4 General Unsecured Claims.

3.2

Class 2 Second Lien Claims.

3.2.1.

Classification. Class 2 consists of the Second Lien Claims.

3.2.2.

Treatment.

(a)

General Terms

General Terms. Class 2 is not entitled to vote to accept or reject the Plan. Because the Allowed First Lien Claims will not be paid in full under the Plan, the Liens securing the Second Lien Claims have no value under section 506(a)(1) of the Bankruptcy Code.  Accordingly, the entirety of the Second Lien Claims shall be treated as deficiency Class 4 General Unsecured Claims for all purposes, including voting and distributions under the Plan.  From and after the Effective Date, the Second Lien Indenture shall continue in effect solely for purposes of allowing the Second Lien Trustee to make any distributions to the Second Lien Noteholders on account of their Class 4 General Unsecured Claims in accordance with the Plan, and permitting the Second Lien Trustee to maintain any rights it may have against the Second Lien Noteholders under the Second Lien Indenture.

(b)

Collateral

To the extent not already cancelled in connection with the Closing, the Second Lien Noteholders’ Liens and security interests in the Debtors’ assets granted pursuant to the Second Lien Indenture shall be cancelled as of the Effective Date. On the Effective Date, the Second Lien Trustee and/or the Second Lien Noteholders shall execute and deliver to the Reorganized Debtors and the Litigation Trust any and all documents reasonably necessary to effectuate the cancellation of any liens and security interests (and the Reorganized Debtors and the Litigation Trust as applicable are hereby authorized to execute, file and deliver any documents reasonably necessary to effectuate the cancellation and termination of such Liens in the event the Second Lien Trustee and the Second Lien Noteholders decline to do so).

3.2.3.

Impairment and Voting.

Class 2 is not a voting Class.  The holders of Class 2 Claims are entitled to vote to accept or reject the Plan solely in their capacities as holders of Class 4 General Unsecured Claims.

3.3

Class 3. Convenience Claims.

3.3.1

Classification. Class 3 consists of all Allowed Convenience Claims.

3.3.2

Treatment.

Each holder of an Allowed Convenience Claim shall be paid its Pro Rata share of the Convenience Fund. Any Allowed Residual Claim held by the holder of an Allowed Convenience Claim after receiving its Pro Rata share of the Convenience Fund shall be a Class 4 Allowed General Unsecured Claim.

On the Effective Date, the Convenience Fund shall be paid by the Debtors to the Litigation Trustee (or counsel for the Litigation Trustee), and the Litigation Trustee shall distribute to the holders of Allowed Convenience Claims their Pro Rata share of the Convenience Fund thirty (30) days after the last Convenience Claim is Allowed or Disallowed.

3.3.3.

Impairment and Voting.

Class 3 is Impaired by the Plan and the holders of Class 3 Claims are entitled to vote to accept or reject the Plan.  To the extent a holder of a Class 3 Claim also has an Allowed Residual Claim, such holder is also entitled to vote its Allowed Residual Claim to accept or reject the Plan as a Class 4 General Unsecured Claim.

3.4

Class 4. General Unsecured Claims.

3.4.1.

Classification.

Class 4 consists of all holders of Allowed General Unsecured Claims including the deficiency Claims of the First Lien Noteholders, the entirety of the Second Lien Claims, the Residual Claims and the Albrecht Claims.

3.4.2.

Treatment.

Each holder of a Class 4 Allowed General Unsecured Claim shall be paid its Pro Rata share of any distributions from the Litigation Trust on such terms and in such priority as provided for in Section 6.2 of this Plan or as otherwise provided herein.

3.4.3.

Impairment and Treatment.

Class 4 is Impaired by the Plan.  The holders of Class 4 Allowed General Unsecured Claims are entitled to vote to accept or reject the Plan.

3.5

Class 5. Existing Equity Interests in Saratoga.

3.5.1.

Classification.

Class 5 consists of all Allowed Existing Equity Interests in Saratoga.

3.5.2.

Treatment

Provided that Classes 1, 3 and 4 vote to accept the Plan, Allowed Existing Equity Interests shall be retained by the holders thereof and shall automatically constitute Equity Interests in Reorganized Saratoga.  In the event that Classes 1, 3 and/or 4 do not vote to accept the Plan, then Existing Equity Interests will be cancelled and extinguished as of the Effective Date and New Equity Interests in Reorganized Saratoga will be issued to the Litigation Trust LLC.

3.5.3.

Impairment and Treatment.

Class 5 is either (a) unimpaired (if Classes  1, 3 and 4 vote to accept the Plan), in which case the holders of Class 5 Existing Equity Interests conclusively are presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or (b) impaired (if Classes 1, 3 and/or 4 do not accept the Plan) and not receiving any distribution under the Plan, in which case the holders of Class 5 Existing Equity Interests are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, the holders of Class 5 Existing Equity Interests are not entitled to vote to accept or reject the Plan.

ARTICLE 4

ACCEPTANCE OR REJECTION OF THE PLAN

4.1

Impaired Classes Entitled To Vote To Accept or Reject the Plan.

Each holder of an Allowed Claim in an impaired Class of Claims that is receiving or retaining property under the Plan is entitled to vote to accept or reject this Plan to the extent and in the manner provided in this Plan or in any voting procedures order entered by the Bankruptcy Court.

4.2

Acceptance by Impaired Classes of Claims and Interests.

Acceptance of this Plan by any impaired Class of Claims shall be determined in accordance with any voting procedures order entered by the Bankruptcy Court and/or applicable provisions of the Bankruptcy Code.

4.3

Designation of Classes Entitled To Vote on Plan.

Classes 1, 3 and 4 are impaired and the holders of Claims in Classes 1, 3 and 4 are entitled to vote on the Plan. Class 2 is not a voting Class. The holders of Class 5 Existing Equity Interests are not entitled to vote on the Plan, as that Class is either (a) unimpaired and conclusively presumed to accept the Plan under section 1126(f) of the Bankruptcy Code in the event Classes 1, 3 and 4 vote to accept the Plan, or (b) impaired and not entitled to receive any property on account of their Existing Equity Interests, and therefore deemed to reject the Plan under section 1126(g) of the Bankruptcy Code, in the event Classes 1, 3 and/or 4 do not vote to accept the Plan.

4.4

Nonconsensual Confirmation.

In the event that Class 5 Existing Equity Interests is impaired and/or any Class of Claims entitled to vote on the Plan does not vote to accept the Plan in accordance with section 1129(a) of the Bankruptcy Code, the Plan Proponents intend to request that the Bankruptcy Court confirm this Plan by Cramdown with respect to any such Class or Classes, in which case this Plan shall constitute a motion for such relief.

4.5

Special Provision Regarding Unimpaired Claims.

Except as otherwise provided in the Plan, nothing shall affect, as applicable, the Debtors’, the Reorganized Debtors’ or the Litigation Trustee’s rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to set off Claims or exercise rights of recoupment against Unimpaired Claims.

ARTICLE 5

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

5.1

General Treatment for Assumption/Rejection of Executory Contracts and Unexpired Leases.

5.1.1 For the avoidance of doubt, nothing contained in this Plan shall impact, impair or alter the rights of ERG II or any counter parties to any leases and executory contracts assumed and assigned to ERG II pursuant to the Asset Purchase Agreement or the Sale Order.

5.1.2. On the Effective Date, each executory contract or unexpired lease of the Debtors that (i) has not expired by its own terms, (ii) has not been assumed by and/or assigned to ERG II pursuant to the terms of the Asset Purchase Agreement, or (iii) does not directly relate to any Excluded Assets which are being retained by the Reorganized Debtors and either assumed by separate order of the Bankruptcy Court (which, for the avoidance of doubt, may include the Confirmation Order) or specifically designated to “ride through” the bankruptcy case under the Plan, shall be deemed rejected by the applicable Debtor as of the Effective Date pursuant to sections 365 and 1123 of the Bankruptcy Code.  Excluded Leases and Contracts which have been assumed by separate order of the Bankruptcy Court (which, for the avoidance of doubt, may include the Confirmation Order) or specifically designated to “ride through” the bankruptcy case, shall, as applicable, ride through the bankruptcy cases and/or be assumed as provided in the Confirmation Order or any other with respect to such assumption. Nothing in the Plan, any exhibit to the Plan, or any document executed or delivered in connection therewith creates any obligation or liability on the part of the Debtors, the Reorganized Debtors, or any other person or entity that is not currently liable for such obligation, with respect to any executory contract or unexpired lease except as may otherwise be provided in the Plan.

5.2

Effect of Confirmation Order on Executory Contracts and Unexpired Leases.

Entry of the Confirmation Order shall constitute the approval, pursuant to sections 365(a) and 1123(b) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to Section 5.1.2 of this Plan, with the rejection effective as of the day before the Petition Date, as being burdensome and not in the best interest of the Debtors’ Estates.

5.3

Rejection Damage Claims; Deadline for Filing.

5.3.1

Treatment:  Except as may otherwise be provided in the Plan, Allowed Rejection Damage Claims, if any, will be treated as General Unsecured Claims in Class 4.

5.3.2

Deadline: Each Person who is a party to a contract or lease rejected under the Plan must file with the Bankruptcy Court and serve on the Debtors or, if after the Effective Date, on the Litigation Trustee, a proof of Claim for damages alleged to arise from the rejection of the applicable contract or lease or be forever barred from filing a Claim, or sharing in distributions under the Plan, related to such alleged rejection damages no later than the later of (i) thirty (30) days after the entry of an order for the rejection of such contract or lease or (ii) thirty (30) days after the Effective Date.

5.4

D&O Liability Insurance Policies.

Notwithstanding anything in the Plan to the contrary, effective as of the Effective Date, the Reorganized Debtors shall be deemed to have assumed all D&O Liability Insurance Policies (including tail coverage liability insurance) pursuant to section 365(a) of the Bankruptcy Code. Entry of the Confirmation Order will constitute the Court’s approval of the Reorganized Debtors’ assumption of each such D&O Liability Insurance Policies, to the extent they are executory contracts. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an executory contract that has been assumed by the Reorganized Debtors under the Plan as to which no Proof of Claim need be filed, and shall survive the Effective Date.

5.5

Federal Leases.

With respect to the Debtors’ interests in any federal oil and/or gas leases (“Federal Lease Interests”), including leases identified as lease numbers G34828 and G34802, the vesting and prior-Court approved assumption of a Federal Lease Interest in connection with the Plan shall be effective if and as necessary with consent of the United States, which may be granted or denied in accordance with the agency’s authority under existing regulations and applicable non-bankruptcy law.

To obtain approval from the United States Department of Interior if and as necessary for the vesting and prior-Court approved assumption of the Federal Lease Interests to the Reorganized Debtors, the Reorganized Debtors shall, among other things, comply with all financial assurance requirements in accordance with existing regulations and applicable non-bankruptcy law.

Any reference to Debtors in bonds maintained in connection with the Federal Lease Interests (“Lease Bonds”) shall, if and as necessary, be modified to mean Reorganized Debtors upon Interior’s approval of the vesting and prior-Court approved assumption of the Federal Lease Interests to the Reorganized Debtors.  The Debtors and Reorganized Debtors shall execute any document(s) necessary at Interior’s request to amend the Lease Bonds in a manner consistent with this paragraph.

ARTICLE 6

IMPLEMENTATION OF THE PLAN

6.1.

Plan Related Funds.

The Plan Related Funds shall be used solely for the Agreed Disbursements.  Plan Related Funds that are Excess Remaining Funds shall be transferred by the Debtors to the Litigation Trustee on the Effective Date.

6.2.

 Litigation Trust: Priority of Payments.

Any Litigation Trust Assets shall be distributed in the following priority as may be more fully stated in the Litigation Trust Agreement:

i.

First, from the amount of the Excess Remaining Funds transferred to the Litigation Trustee less the Initial Litigation Trust Funds, which shall be retained by the Litigation Trustee for administration of the Litigation Trust, the amount of approved Administrative Expense Claims Allowed by the Bankruptcy Court after the Effective Date;2

ii.

Second, as necessary, from funds ordinarily payable on account of the ERG II Superpriority Claim, to the extent Allowed Administrative Expense Claims not paid in full on the Effective Date exceed the amount of the Excess Remaining Funds transferred by the Debtors to the Litigation Trustee, Pro Rata to the holders of Allowed Administrative Expense Claims until such Claims are paid in full;

______________

2

Any Excess Remaining Funds transferred by the Debtors to the Litigation Trustee that are not used in payment of Administrative Expense Claims Allowed after the Effective Date shall after payment in full of such Administrative Claims be paid by the Litigation Trustee to ERG II.

iii.

 Third, to the holders of Allowed Class 4 General Unsecured Claims as follows:

a.

if Classes 1, 3 and 4 vote to accept the Plan, (1) first, payment from funds ordinarily payable on account of the ERG II Superpriority Claim, of up to $2.6 million on a Pro Rata basis to holders of Allowed Residual Claims and $600,000 of the Albrecht Claims, (2) second, payment of $600,000 to ERG II on account of the ERG II Superpriority Claim and (3) third, payment on a Pro Rata basis to Holders of remaining Allowed Class 4 Claims; or

b.

if Classes 1, 3 and/or 4 do not vote to accept the Plan, payment in full of the ERG II Superpriority Claim and then payment on a Pro Rata basis to the holders of General Unsecured Claims, including the Residual Claims, and the deficiency Claims of the First Lien Noteholders and the Second Lien Noteholders, of any distributions of Litigation Trust Net Proceeds made by the Litigation Trust.

6.3

Settlement of Albrecht Litigation

6.3.1

Pursuant to Bankruptcy Code sections 1123(a)(5), 1123(b)(3), and 1123(b)(6), as well as Bankruptcy Rule 9019, as of the Effective Date, the Plan constitutes a full, final, and complete compromise, settlement, release, and resolution of, among other matters, disputes and pending or potential litigation (including any appeals) regarding the following: (a) Saratoga Resources, Inc. v. Brian Albrecht, No. 744-327, Section L, 24th JDC for the Parish of Jefferson, State of Louisiana; (b) Saratoga Resources, Inc. v. Brian C. Albrecht, Adversary Proceeding No. 15-05024 originally filed in the 24th Judicial District  Court designated as Case No. 744-327, (c) appeal of the arbitration award in the Court of Appeal, First Circuit, State of Louisiana, Case No. 15-CA1423; (d)(i) any and all claims and litigation arising from the royalty dispute  between Saratoga and Brian Albrecht, individually, now known or hereafter discovered, (ii) any and all claims and litigation arising from the pipeline use dispute between Harvest Operating LLC, on the one hand, and Saratoga and its affiliated entities on the other hand, now known or hereafter discovered, and (iii) any and all claims and litigation arising from the 2007 Purchase and Sale Agreement between Brian Albrecht and other former owners of the Harvest Group LLC and Harvest Oil & Gas LLC and Saratoga Resources, Inc. now known or hereafter discovered, and (e) Brian Albrecht’s Motion for Setoff and to Lift Stay [Dkt. No. 763] (collectively (a)-(e), “Albrecht Litigation”).

6.3.2

In full, final, and complete compromise, settlement, release and resolution of the Albrecht Litigation on the Effective Date:

(1)

Albrecht shall pay the Debtors $70,000.00 in Cash (the “Albrecht Payment”).

(2)

The Albrecht Claims shall be Allowed Claims in the amounts set forth herein and receive the treatment as provided in the Plan, subject to Albrecht making the Albrecht Payment.

(3)

All proceedings comprising the Albrecht Litigation shall be dismissed with prejudice, but Albrecht shall retain the Albrecht Claims and all rights accorded the Albrecht Claims under the Plan, subject to Albrecht making the Albrecht Payment.

(4)

Except for rights arising under this Plan, including the right of the Reorganized Debtors to compel the Albrecht Payment and the suspension of the Allowance of the Albrecht Claim until Albrecht makes the Albrecht Payment, the Plan shall constitute the release and settlement by Debtors, including any rights of officers and directors which are assertable by the Debtors or the estates, of any and all claims, warranties, accounts, controversies, suits, actions, interpleaders, privileges, remedies, obligations, causes of actions, appeals, demands, costs, principal, interest, damage, attorneys’ fees, contract rights, liability, whether strict, criminal or otherwise, negligence, tort claims, sums, etc. of every kind and character whatsoever, now known or hereafter discovered, whether arising out of the Albrecht Litigation, any relationship heretofore existing between the Debtors and Albrecht, or otherwise.

(5)

Except for rights arising under this Plan, the Plan shall constitute the release and settlement by Albrecht, including any rights of officers and directors which are assertable by Albrecht, of any and all claims, warranties, accounts, controversies, suits, actions, interpleaders, privileges, remedies, obligations, causes of actions, appeals, demands, costs, principal, interest, damage, attorneys’ fees, contract rights, liability, whether strict, criminal or otherwise, negligence, tort claims, sums, etc. of every kind and character whatsoever, now known or hereafter discovered, whether arising out of the Albrecht Litigation, any relationship heretofore existing between the Debtors and Albrecht, or otherwise.

(6)

Subject to the prior approval by the Bankruptcy Court of the Disclosure Statement, Albrecht shall timely vote the Albrecht Claims in favor of the Plan.

(7)

Albrecht shall fully cooperate with the Litigation Trustee to prosecute the Litigation Trust Causes of Action.

6.3.3

The settlement of the Albrecht Litigation shall be binding on the Debtors, the Litigation Trust and Albrecht upon the occurrence of the Effective Date. If the Effective Date does not occur, the settlement set forth herein shall not be binding and the Debtors and Albrecht reserve any and all rights in connection with the Albrecht Litigation.

6.4

Implementation.

Upon confirmation of this Plan and preparatory to the occurrence of the Effective Date, the Debtors shall take all necessary steps, and perform all necessary acts, to consummate the terms and conditions of this Plan including, without limitation, the execution and filing of all documents required or contemplated by the Plan.  In connection with the occurrence of the Effective Date, the Debtors shall execute, deliver, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

On or before the Effective Date, the Debtors may file with the Bankruptcy Court such other agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, all of which shall be deemed approved by the Bankruptcy Court, as of the Effective Date, without further order of the Bankruptcy Court. The Debtors or the Litigation Trustee, as the case may be, shall execute the agreements and documents and take such other actions as are necessary to effectuate the transactions provided for in this Plan, without the need for any corporate formalities, approvals, authorizations or consents, and all such documents and actions shall be deemed adopted, ratified and approved by the Reorganized Debtors without any further action of any kind or nature of the board of directors of the Reorganized Debtors or other corporate formality upon the occurrence of the Effective Date.  For the avoidance of doubt, the Debtors shall execute and consummate any and all agreements contemplated by this Plan without further order of this Court or the need for any other corporate formality which may otherwise be required under applicable state law, and the Confirmation Order shall constitute full authority for the taking of any and all such actions and the execution and delivery of any and all such documents. All documents or agreements entered into or filed in connection with the consummation of this Plan by the Debtors shall be valid, binding and enforceable and shall be deemed not to be in conflict with any applicable law or with any contracts or agreements in existence on the Effective Date and to the extent of any such conflict, the terms of this Plan and the Confirmation Order shall prevail.

J. W. Rhea, IV, as Chairman of the IRC, or John T. Young, Jr., or Jeffery Huddleston, or such other person as the  Court may appoint on motion of the Debtors and the UCC, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and to take such actions as may be necessary or appropriate, for and on behalf of the Debtors, to effectuate and further evidence the terms and conditions of this Plan pursuant to this Plan without the need for any corporate formalities, approvals, authorizations or consents and this Confirmation Order shall constitute full authority for the taking of any and all such actions and the execution and delivery of any and all such documents.

6.5

Corporate Action.

For the avoidance of doubt, on the Effective Date, all actions of the Debtors contemplated by and as provided in the Plan, including without limitation the corporate authority provisions of this Plan, shall be deemed, without further action of any kind or nature, to be authorized,  approved and ratified in all respects without the need for any further corporate formalities, approvals, authorizations or consents, and any corporate action required of the Debtors and the Reorganized Debtors in connection with the implementation of the Plan, shall be deemed to have timely occurred as of the Effective Date in accordance with applicable state law and shall, as of the Effective Date be in full force and effect, without any requirement of further action by any holders of Existing Equity  Interests or, as applicable, New Equity Interests or directors or officers of the Debtors or  the Reorganized Debtors.

6.6

Cancellation of Existing Equity Interests in Saratoga.

In the event that Classes 1, 3 and/or 4 do not vote to accept the Plan, on the Effective Date, all Existing Equity Interests (whether issued and outstanding or held in treasury) shall, without any further action, be automatically cancelled, annulled and extinguished and any certificated or electronic shares representing such Existing Equity Interests shall become null, void and of no force or effect, and all such Existing Equity Interests and shares shall immediately be delisted from all exchanges and other trading facilities. Notwithstanding any other provision of this Plan, holders of Existing Equity Interests shall not be required to surrender such Existing Equity Interests.

6.7

Cancellation of First Lien Indenture.

On the Effective Date, the First Lien Indenture shall be deemed automatically canceled, annulled, extinguished, retired, terminated and of no further force or effect without further act or action under any applicable agreement, law, regulation, order, or rule and the obligations of the Debtors under the agreements, indentures, and certificates of designations governing such Claims shall be discharged.

6.8

Cancellation of Second Lien Indenture.

On the Effective Date, the Second Lien Indenture shall be deemed automatically canceled, annulled, extinguished, retired, terminated and of no further force or effect without further act or action under any applicable agreement, law, regulation, order, or rule and the obligations of the Debtors under the agreements, indentures, and certificates of designations governing such Claims shall be discharged; provided, however, that from and after the Effective Date, the Second Lien Indenture shall continue in effect solely for purposes of allowing the Second Lien Trustee to make any distributions to the Second Lien Noteholders on account of their Class 4 General Unsecured Claims in accordance with the Plan and permitting the Second Lien Trustee to maintain any rights it may have against the Second Lien Noteholders under the Second Lien Indenture.

6.9

Directors and Officers of the Reorganized Debtors.

In the event the Existing Equity Interests are retained and automatically deemed to constitute Equity Interests in Reorganized Saratoga under the Plan, then on the Effective Date, the terms of the existing directors of the Debtors, other than Rex White, Jr., Andrew Clifford and Thomas Cooke, shall be deemed to have expired and they shall not be a member of the Board of Reorganized Saratoga or of any offices and/or committees thereof, including the IRC, effective immediately and automatically as of the occurrence of the Effective Date without the need for any acceptance or other corporate formality. Reorganized Saratoga may thereafter elect board members and manage the business and affairs of Reorganized Saratoga under applicable state law but subject in all respects to any provisions of this Plan or the Confirmation Order. Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose in the Plan Supplement, to the extent then known, the identity and affiliations of all persons proposed to serve on the initial board of directors of the Reorganized Saratoga if any in addition to Thomas Cooke, Andrew Clifford and Rex White, Jr. To the extent known, the officers of each of the Reorganized Debtors upon the Effective Date shall be identified in the Plan Supplement if there are any officers other than Cooke and Clifford, whose identities are already disclosed. The compensation for Cooke and Clifford to be paid by Reorganized Debtors shall be set from time to time by the Reorganized Debtors in accordance with applicable state law. Each such director or officer shall serve from and after the Effective Date pursuant to the terms of the respective Certificates of Incorporation and the law of the state in which the applicable Reorganized Debtor is organized.

In the event Classes 1, 3 and/or 4 do not accept the Plan and the Existing Equity Interests are canceled and New Equity Interests are issued to the Litigation Trust LLC, then the Litigation Trust LLC shall be managed by the Litigation Trustee, effective as of the Effective Date, and the disclosures required by section 1129(a)(5) of the Bankruptcy Code will be made in the Plan Supplement.

6.10

Indemnification Agreements.

All rights to indemnification from the Debtors, whether pursuant to applicable law, certificates of incorporation, articles of incorporation or bylaws (or similar documents), indemnification agreements, contribution agreements or other agreements affording indemnity or similar protection to any person that are in effect immediately prior to the occurrence of the Effective Date shall survive confirmation, shall not be cancelled on the Effective Date and shall be binding on the Reorganized Debtors. For the avoidance of doubt, this Plan and the Confirmation Order are without prejudice to the rights of any Persons (i) under any directors’ and officers’ liability insurance policies, or (ii) for indemnity from the Debtors and Reorganized Debtors.

6.11

Plan Documents.

The Plan and all documents to implement this Plan and the transactions contemplated herein shall be in form and substance satisfactory to the Debtors, the UCC and ERG II. The Bankruptcy Court shall have the authority to resolve any dispute with respect to any such documents and order and declare that the proposed documents in such form as the Bankruptcy Court shall approve, shall be binding and enforceable against the Reorganized Debtors and all Persons as of the Effective Date, without any further action or formality and without execution of any such documents by any Person.

6.12

Vesting of Assets and Causes of Action.

6.12.1

Vesting of Assets and Causes of Action

With the exception of the Excluded Assets, all property of the Debtors and the Estates under section 541(a) of the Bankruptcy Code including, but not limited to, all Litigation Trust Causes of Action, the Initial Litigation Trust Funds, and Excess Remaining Funds, if any, shall vest in the Litigation Trust as of the Effective Date. After the Effective Date the Litigation Trustee shall be the representative of the Estates as regards the assets and property of the Estate as of the Effective Date except for the Excluded Assets, and including but not limited to with respect to the Litigation Trust Causes of Action. The Litigation Trust Causes of Action shall be pursued, litigated, compromised or settled by the Litigation Trustee as it deems appropriate, in accordance with the terms of the Litigation Trust Agreement, all without further approval of the Bankruptcy Court.

Only the Excluded Assets shall vest in the Reorganized Debtors.

The attorney-client privilege, the attorney work product doctrine and  any similar privilege against disclosure, and all other similar immunities, including all documents and confidential documents, including but not limited to confidential and/or privileged internal communications of the Board of Directors or Officers of the Debtors and any Professionals or committees or committee members  of the Debtors that concern or relate in any way  to the Chapter 11 Cases, any Claims, any actions or matters prior to the filing of or during the  Chapter 11 Cases, or any matters or Claims or actions dealt with or related to any releases or exculpations set forth in this Plan, or relating to property of the Debtors  under section 541(a) of the Bankruptcy Code including, but not limited to, all Litigation Trust Causes of Action, the Initial Litigation Trust Funds, and Excess Remaining Funds, if any, excepting only the Excluded

Assets, shall exclusively vest on the Effective Date in the Litigation Trust as the representative and successor of the estates and the Debtors and shall be subject to the sole control of the Litigation Trust. The attorney-client privilege, the attorney work product doctrine and any similar privilege against disclosure, and all other similar immunities, including all documents and confidential documents, of the UCC shall vest on the Effective Date in the Litigation Trust. The Reorganized Debtors shall maintain an attorney client privilege, the attorney work product doctrine and any similar privilege against disclosure, only with respect specifically to the Excluded Assets. Any dispute over whether such privileges, immunities or documents are subject to the sole control of the Litigation Trust shall be determined by the Bankruptcy Court.  Reorganized Saratoga shall be given access to the books and records of the Debtors as such exist as of the Effective Date and (x) relate specifically to the Excluded Assets or (y) are necessary for financial, regulatory and administrative reporting, and preparation of tax returns of the Debtors and Reorganized Debtors.

6.12.2

No Waiver or Relinquishment.

The Debtors do not waive, relinquish, or abandon (nor shall the Litigation Trust be estopped or otherwise precluded from asserting) any right, claim, Cause of Action, defense, or counterclaim that constitutes property of the Estates:  (a) whether or not such right, claim, Cause of Action, defense, or counterclaim has been listed or referred to in the Plan, the Schedules, or any other document filed with the Bankruptcy Court; (b) whether or not such right, claim, Cause of Action, defense, or counterclaim is currently known to the Debtors; and (c) whether or not a party in any litigation relating to such right, claim, cause of action, defense or counterclaim filed a proof of Claim in the Chapter 11 Cases, filed a notice of appearance or any other pleading or notice in the Chapter 11 Cases, voted for or against the Plan, or received or retained any consideration under the Plan.  Without in any manner limiting the generality of the foregoing, notwithstanding any otherwise applicable principle of law or equity including, without limitation, any principles of judicial estoppel, res judicata, collateral estoppel, issue preclusion, or any similar doctrine, THE FAILURE TO LIST, DISCLOSE, DESCRIBE, IDENTIFY, OR REFER TO A RIGHT, CLAIM, CAUSE OF ACTION, DEFENSE, OR COUNTERCLAIM, OR POTENTIAL RIGHT, CLAIM, CAUSE OF ACTION, DEFENSE, OR COUNTERCLAIM, IN THE PLAN, THE SCHEDULES, OR ANY OTHER DOCUMENT FILED WITH THE BANKRUPTCY COURT SHALL IN NO MANNER WAIVE, ELIMINATE, MODIFY, RELEASE, OR ALTER ANY RIGHT OF THE LITIGATION TRUST TO COMMENCE, PROSECUTE, DEFEND AGAINST, SETTLE, AND REALIZE UPON ANY RIGHTS, CLAIMS, CAUSES OF ACTION, DEFENSES, OR COUNTERCLAIMS THAT THE DEBTORS HAVE, OR MAY HAVE, AS OF THE EFFECTIVE DATE.  In addition, the Debtors expressly reserve and as of the Effective Date, (i) the Litigation Trust shall have the right to pursue or adopt any claim alleged in any lawsuit in which the Debtors are a party and (ii) the Reorganized Debtors shall have the right to pursue or adopt any claim which relates solely to Excluded Assets.

Except as is otherwise expressly provided herein or in the Confirmation Order, nothing in this Plan or the Confirmation Order shall preclude or estop (i) the Litigation Trust from bringing a subsequent action in any court or adjudicative body of competent jurisdiction, to enforce any or all of its or their respective rights in connection with the Litigation Trust Causes of Action or the Excess Remaining Funds, if any, and any other assets vested in the Litigation Trust under this Plan, or (ii) Reorganized Debtors from bringing a subsequent action in any court or adjudicative body of competent jurisdiction, to enforce any or all of its or their respective rights in connection with any claim which relates solely to Excluded Assets, irrespective of the identity of any interest, cause of action, or nexus of fact, issues or events which is now or which could have been asserted in these Chapter 11 Cases, the present litigation, and those which may be asserted in any subsequent litigation brought by any interested party.  Moreover, the failure to commence any of the Retained Causes of Action prior to the Confirmation Date shall not constitute res judicata, judicial or collateral estoppel with respect to any Retained Cause of Action.

6.13

Existing Equity Interests of Saratoga in Subsidiaries

The Existing Equity Interests of Saratoga in all Debtor subsidiaries will be retained by Reorganized Saratoga on the Effective Date and such Existing Equity Interests will not be affected by the Plan, except that any Lien or security interest therein shall be canceled and of no force and effect as of the

Effective Date.

ARTICLE 7

LITIGATION TRUST

7.1

General.

On the Effective Date, the Debtors and the Litigation Trustee (or if one is not selected, the UCC) shall execute the Litigation Trust Agreement and shall take all other necessary steps to establish the Litigation Trust and the beneficial interests therein. Such Litigation Trust Agreement may provide powers, duties, and authorities in addition to those explicitly stated herein, but only to the extent that such powers, duties, and authorities do not affect the status of the Litigation Trust as a liquidating trust for United States federal income tax purposes, or otherwise materially affect the recovery of holders of Allowed Claims.  Beneficial interests in the Litigation Trust shall not be represented by certificates.

7.2

Purpose of Litigation Trust.

The Litigation Trust shall be established for the sole purpose of liquidating and distributing its assets, in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

7.3

Fees and Expenses of Litigation Trust.

All fees, expenses, and costs of the Litigation Trust shall be paid by from Litigation Trust Assets, and the Reorganized Debtors shall not be responsible for any fees, expenses, and costs of the Litigation Trust.

7.4

Assignment to and Funding of Litigation Trust.

As of the Effective Date, the Reorganized Debtors shall assign and transfer the Litigation Trust Assets to the Litigation Trust free and clear of all Claims, Liens, charges and encumbrances and rights under and in connection with the Existing Equity Interests.    The transfer(s) of the Litigation Trust Assets shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use, or other similar tax and shall be free and clear of any Liens, claims, and encumbrances, and no other entity, including the Debtors or the Reorganized Debtors, shall have any interest, legal, beneficial, or otherwise, in the Litigation Trust or the Litigation Trust Assets upon their assignment and transfer to the Litigation Trust (other than as expressly provided herein or in the Litigation Trust Agreement). The Litigation Trustee shall also be authorized, on behalf of the Debtors and their Estates, to pursue all objections, counterclaims and defenses against holders of Claims that are not waived or released pursuant to the Plan.

7.5

Governance of Litigation Trust.

The Litigation Trust shall be governed by the Litigation Trust Agreement and administered by the Litigation Trustee. Such Litigation Trust Agreement shall comply with and such Litigation Trustee shall administer the Litigation Trust in accordance with the advance ruling guidelines contained in Revenue Procedure 94-45, 1994-2 C.B. 684.

7.6

Appointment of the Litigation Trustee.

Prior to the Effective Date, the UCC, with the consent of ERG II, shall initially appoint the Litigation Trustee. In the event the Litigation Trustee dies, is terminated, or resigns for any reason, a successor Litigation Trustee shall be appointed in accordance with the terms of the Litigation Trust Agreement.

7.7

Continuing Court Jurisdiction.

The Bankruptcy Court shall have continuing jurisdiction over all matters related to the Litigation Trust.

7.8

Role of the Litigation Trustee.

In furtherance of and consistent with the purpose of the Litigation Trust and the Plan, the Litigation Trustee shall (i) hold the Litigation Trust Assets for the benefit of the holders of Allowed Claims described herein, (ii) reconcile Claims (including to object to, seek to subordinate, recharacterize or settle such Claims) and (iii) without further order of the Bankruptcy Court (a) have the power and authority to prosecute and resolve, in the names of the Debtors and/or the Litigation Trustee, any Litigation Trust Causes of Action, (b) calculate and make distributions of the Litigation Trust Assets to holders of Allowed Claims described herein (c) liquidate, transfer or otherwise dispose of the Litigation Trust Assets or any part thereof or any interest therein upon such terms as the Litigation Trustee determines to be necessary, appropriate or desirable, (d) terminate the Litigation Trust in accordance with the terms of the Plan and the Litigation Trust Agreement, (e) provide the holders of beneficial interests in the Litigation Trust, annually, with unaudited financial statements, and (fi) sell, liquidate, dispose of or abandon Litigation Trust Assets.

The Litigation Trustee shall be responsible for all decisions and duties with respect to the Litigation Trust and the Litigation Trust Assets. In all circumstances, the Litigation Trustee shall act in the best interests of all current beneficiaries of the Litigation Trust and in furtherance of the purposes of the Litigation Trust.

7.9

Access to Personnel and Records.

The Litigation Trust  shall (i) provide copies (at the expense of the Reorganized Debtors) of documents that are reasonably requested by the Reorganized Debtor and not in the possession of the Reorganized Debtors, subject to any applicable privilege and/or (ii) make available to the Reorganized Debtors reasonable access during normal business hours, upon reasonable notice, to books and records of the Debtors which are necessary for the Reorganized Debtors to own and operate the Excluded Assets provided that nothing contained herein shall be construed to require the Litigation Trustee to disclose or produce any documents which are protected from disclosure pursuant to any privileges or immunities which have been vested in the Litigation Trust under this Plan.  As provided in Section 6.12.1, Reorganized Saratoga shall be given access to the books and records of the Debtors as such exist as of the Effective Date and (x) relate specifically to the Excluded Assets or (y) are necessary for financial, regulatory and administrative reporting, and preparation of tax returns of the Debtors and Reorganized Debtors.

7.10

Nontransferability of Litigation Trust Interests.

The beneficial interests in the Litigation Trust shall not be certificated and are not transferable.

7.11

Cash Investment.

The Litigation Trustee may invest Cash (including any earnings thereon or proceeds therefrom) as permitted by section 345 of the Bankruptcy Code and the Litigation Trust Agreement; provided, however, that such investments are investments permitted to be made by a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d), as reflected therein, or under applicable Internal Revenue Service guidelines, rulings, or other controlling authorities.

7.12

Retention of Professionals by the Litigation Trustee.

The Litigation Trustee may retain and reasonably compensate counsel and other professionals to assist in its duties as Litigation Trustee on such terms as the Litigation Trustee deems appropriate, including on a contingent fee basis, and without Bankruptcy Court approval. The Litigation Trustee may retain any professional who represented parties in interest in the Chapter 11 Cases.  Neither the Debtors nor the Reorganized Debtors shall be responsible for the fees, costs and expenses of any counsel or other professional retained by the Litigation Trustee.

7.13

Compensation of the Litigation Trustee.

The salient terms of the Litigation Trustee’s employment, including the Litigation Trustee’s duties and compensation (which compensation shall be negotiated by the Litigation Trustee and the UCC and approved by ERG II), to the extent not set forth in the Plan, shall be set forth in the Litigation Trust Agreement or the Confirmation Order.  The Litigation Trustee shall be entitled to reasonable compensation in an amount consistent with that of similar functionaries in similar types of bankruptcy proceedings.

7.14

Distributions from Litigation Trust.

All distributions of Cash and property shall be made in accordance with the terms of the Litigation Trust Agreement by the Litigation Trustee as disbursing agent. The Litigation Trustee shall distribute at periodic intervals as Cash becomes available, in accordance with the Litigation Trust Agreement, all Cash on hand (including any Cash received from the Debtors on the Effective Date, and treating as Cash for purposes of this section 7.14 any permitted investments under Section 7.11 hereof), except such amounts (i) as would be distributable to a holder of a Disputed Claim, (ii) as are reasonably necessary to meet contingent liabilities and to maintain the value of the Litigation Trust Assets during liquidation, (iii) to pay reasonable expenses (including, but not limited to, any taxes imposed on the Litigation Trust or in respect of the Litigation Trust Assets, and (iv) to satisfy other liabilities incurred by the Litigation Trust in accordance with this Plan or the Litigation Trust Agreement.

7.15

Loans to Litigation Trust.

The Litigation Trustee may borrow funds at reasonable terms to fund the operations of the Litigation Trust.

7.16

Limitation of Litigation Trustee’s Liability.

The Litigation Trustee shall not have any liability to any holder of a Claim for the consequences of their acts and omissions in the performance of their duties under the Plan, except to the extent such consequences are caused by the Litigation Trustee’s intentional and willful wrongdoing or gross negligence. The Litigation Trustee shall have no liability to any holder of a Claim for the consequences of any act or omission that is approved or ratified by the Bankruptcy Court.  The Litigation Trustee shall be deemed to have acted in good faith, and shall have no liability to any holder of a Claim, in reasonably relying and acting upon the advice or opinion of any professional person retained by it. Under no circumstances shall the Litigation Trustee be liable to any holder of a Claim or any other Person for an amount in excess of the amount that such Person was or would have been entitled to receive from the Litigation Trust.

7.17

Tax Treatment.

7.17.1

The Litigation Trust is intended to be treated for federal income tax purposes as a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d), for the benefit of the holders of Allowed Claims.  The Litigation Trust shall be a “grantor trust” as defined in Section 671 of the Tax Code with each holder of an Allowed Claim treated as a “grantor” of the Litigation Trust.

7.17.2

For all U.S. federal income tax purposes, all parties shall treat the transfer of assets by the Debtors or the Reorganized Debtors to the Litigation Trust for the benefit of the holders of Allowed Claims, whether Allowed on or after the Effective Date, as (A) a transfer of the assets of the Debtors directly to the holders of Allowed Claims, followed by (B) the transfer by such persons to the Litigation Trust of such assets in exchange for beneficial interests in the Litigation Trust.  Accordingly, the holders of Allowed Claims, whether Allowed on or after the Effective Date, shall be treated for federal income tax purposes as the grantors and owners of their respective shares of the applicable assets of the

Litigation Trust.

7.18

Tax Payments.

7.18.1

Each holder of an Allowed Claim will be required to report on its federal income tax return(s) the holder’s allocable share of any income, gain, loss, deduction or credit recognized or incurred by the Litigation Trust (irrespective of whether distributions are made by the Litigation Trust).

7.18.2

The Litigation Trustee may request an expedited determination of taxes of the Litigation Trust, under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, the Litigation Trust for all taxable periods from commencement of the Litigation Trust through the dissolution of the Litigation Trust.

7.18.3

All holders of Claims shall report, for tax purposes, consistent with the foregoing.

7.19

Tax Returns.

The Litigation Trustee shall file returns for the Litigation Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a).  The Litigation Trustee also shall annually send to each record holder of a beneficial interest a separate statement setting forth the holder’s share of items of income, gain, loss, deduction, or credit and will instruct all such holders to report such items on their federal income tax returns or to forward the appropriate information to the beneficial holders with instructions to report such items on their federal income tax returns. The Litigation Trust’s taxable income, gain, loss, deduction, or credit will be allocated to the holders of Allowed Claims in accordance with their relative beneficial interests in the Litigation Trust. The Litigation Trustee also shall file (or cause to be filed) any other statements, returns, or disclosures relating to the Litigation Trust that are required by any governmental unit.  The Litigation Trustee shall not be required or have authority to file tax returns on behalf of the Debtors or Reorganized Debtors, but only on behalf of the Litigation Trust.

7.20

Compliance with Securities Laws.

Under section 1145 of the Bankruptcy Code, the interest of holders of Claims in distributions from the Litigation Trust shall be exempt from registration under the Securities Act of 1933, as amended and applicable state and local laws requiring registration of securities. The interests of such holders in distributions from Litigation Trust shall be exempt from registration under the Securities Exchange Act of 1934 and the Investment Company Act of 1940 because: (i) the interests in the Litigation Trust will not be represented by certificates; (ii) the Litigation Trust exists for the sole purpose of liquidating and distributing its assets; (iii) the Litigation Trust shall only exist for the period of time necessary to distribute its assets; (iv) the Litigation Trust will issue annual unaudited financial statements Holders of Claims; (v) the Bankruptcy Court shall have continuing jurisdiction over all matters related to the Litigation Trust; and (vi) the interests in the Litigation Trust will not be transferable, except with respect to a transfer by will or under the laws of descent and distribution, as set forth in the Litigation Trust Agreement. If, however, the Litigation Trustee determines, with advice of counsel, that the Litigation Trust is required to comply with the registration and reporting requirements of the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended or any state or local laws, then the Litigation Trustee shall take any and all action to comply with such registration and reporting requirements.

7.21

Dissolution of Litigation Trust.

7.21.1

The Litigation Trustee and the Litigation Trust shall be discharged or dissolved, as the case may be, at such time as (i) the Litigation Trustee determines, in its sole discretion, that the pursuit of additional Litigation Trust Causes of Action is not likely to yield sufficient additional proceeds to justify further pursuit of such claims, (ii) all Disputed Claims have become Allowed Claims or have been disallowed by Final Order, and (iii) all distributions of Litigation Trust Assets required to be made by the Litigation Trustee under the Plan have been made; provided, however, that in no event shall the Litigation

Trust be dissolved later than three (3) years from the Effective Date unless the Bankruptcy Court, upon motion made, determines that a fixed period extension (not to exceed three (3) years, together with any prior extensions, without a favorable letter ruling from the Internal Revenue Service that any further extension would not adversely affect the status of the Litigation Trust as a liquidating trust for federal income tax purposes) is necessary to facilitate or complete the recovery on and liquidation of the Litigation Trust Assets. Upon dissolution of the Litigation Trust, any remaining Litigation Trust Assets shall be distributed to holders of Allowed Claims; provided, however, that if at any time all Allowed Claims have been paid in full, then any remaining Litigation Trust Assets shall be transferred, or assigned, as the case may be, to the Reorganized Debtors.

7.21.2

To the extent that all Allowed General Unsecured Claims have been paid in full at any time, then the Litigation Trust will wind down and transfer any remaining Litigation Trust Causes of Action and proceeds thereof (after payment of all reasonable wind-down expenses and other obligations of the Litigation Trust) to the Reorganized Debtors and shall execute any documents reasonably requested by the Reorganized Debtors to effectuate such transfer.

7.21.3

If at any time the Litigation Trustee determines that the expense of administering the Litigation Trust so as to make a final distribution to its beneficiaries of all remaining Litigation Trust Assets is likely to exceed the value of the remaining Litigation Trust Assets, the Litigation Trustee shall apply to the Bankruptcy Court for authority to donate any balance to a charitable organization exempt from federal income tax under section 501(c)(3) of the Tax Code that is unrelated to the Reorganized Debtors, the Litigation Trust, and any insider of the Litigation Trustee. Notice of such application shall be given electronically, to the extent practicable, to those parties who have filed requests for notices and whose electronic addresses remain current and operating.

ARTICLE 8

DISTRIBUTIONS UNDER THE PLAN

8.1

Plan Distributions.

8.1.1

The Debtors shall make all Agreed Disbursements to be made through the Effective Date.  Thereafter the Reorganized Debtors shall make all distributions under the Plan regarding ordinary course Administrative Expense Claims and other Allowed Claims related to the Excluded Assets.  After the Effective Date, the Litigation Trustee shall make all payments and distributions required under the Plan, except those that relate to the Excluded Assets or to be paid by ERG II under the APA ERG II shall make all payments and disbursements as required under the APA.  With respect to all Allowed Claims, each distribution shall be made on a Distribution Date (unless otherwise provided herein or ordered by the Bankruptcy Court). Distributions to be made on the Distribution Date shall be deemed actually made on the Distribution Date if made either (a) on the Distribution Date or (b) as soon as practicable thereafter.

8.1.2 If any litigation now pending is resolved by settlement or judgment adverse to any of the Debtors then such party shall become a Creditor and shall share in disbursements in the appropriate class.

8.2

Record Date for Distributions to Holders of Claims.

As of the close of business on the Distribution Record Date, the claims register will be closed. Except as otherwise permitted by the Plan or by Final Order of the Bankruptcy Court, after the Distribution Record Date, there shall be no further changes in the holder of record of any Claim.  Except as to Claims filed or determined after the Confirmation Date that are permitted by the Plan, the Reorganized Debtors or Litigation Trustee shall have no obligation to recognize any transfer of a Claim occurring after the Distribution Record Date, and shall instead be authorized and entitled to recognize and deal for all purposes under the Plan with only those holders of record stated on the claims register as of the close of business on the Distribution Record Date for distributions under the Plan.

8.3

Holders of Existing Equity Interests.

If Classes 1, 3 and 4 vote to accept the Plan, the holders of Existing Equity Interests retain their Existing Equity Interests and the holders thereof shall be the persons recognized as holders of the Equity Interests in the Reorganized Debtors as of the close of business on the Distribution Record Date. Except as otherwise permitted by the Plan or applicable non-bankruptcy law, after the Distribution Record Date, there shall be no further changes in the holders of record of any Existing Equity Interest. The Reorganized Debtors shall have no obligation to recognize any transfer of an Existing Equity Interest occurring after the Distribution Record Date, and shall instead be authorized and entitled to recognize and deal for all purposes under the Plan with only those holders of record stated on the Interests Register for distributions under the Plan.

8.4

Timing of Plan Distributions.

Whenever any distribution to be made under this Plan shall be due on a day other than a Business Day, such distribution shall instead be made, without the accrual of any interest, on the immediately succeeding Business Day, but shall be deemed to have been made on the date due.

8.5

Delivery of Distributions in General.

Except as otherwise provided in the Plan, distributions of Cash to record holders of Allowed Claims shall be made by the Debtors, Reorganized Debtors or the Litigation Trustee, as applicable: (a) at the addresses set forth on the proofs of Claim filed by such holders (or at the last known addresses of such holders if no proof of Claim is filed or if the Debtors, Reorganized Debtors or Litigation Trustee have been notified in writing of a change of address); (b) at the addresses set forth in any written notices of address changes delivered to the Debtors, Reorganized Debtors or Litigation Trustee after the date of any related proof of Claim; (c) at the addresses reflected in the Schedules if no proof of Claim has been filed and the Debtors, Reorganized Debtors or Litigation Trustee have not received a written notice of a change of address; or (d) in the case of the holder of a Claim that is governed by an indenture or other agreement and is administered by an indenture trustee, agent, or servicer, at the addresses contained in the official records of such indenture trustee, agent, or servicer.

8.6

Undeliverable Distributions.

Any Cash, assets, and other properties to be distributed under this Plan that remain unclaimed (including by an Entity’s failure to negotiate a check issued to such Entity) or otherwise not deliverable to the Entity entitled thereto before the later of (a) one (1) year after distribution or (b) one hundred twenty (120) calendar days after an order allowing such Entity’s Claim becomes a Final Order, shall become vested in, and delivered to, the Litigation Trust. In such event, such Entity’s Claim shall no longer be deemed to be Allowed, and such Entity shall be deemed to have waived its rights to such payments or distributions under this Plan pursuant to section 1143 of the Bankruptcy Code, shall have no further claim or right in respect of such distribution, and shall not participate in any further distributions under this Plan with respect to such Claim.

8.7

Manner of Payment Under the Plan.

Unless the Entity receiving a payment agrees otherwise, any payment in Cash to be made by the Debtors, Reorganized Debtors or the Litigation Trust, as applicable, shall be made by check drawn on a domestic bank or by wire transfer from a domestic bank.

8.8

Allocation of Plan Distributions Between Principal and Interest.

To the extent that any Allowed Claim entitled to a distribution under this Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the accrued but unpaid interest.

8.9

Third-Party Agreements.

The distributions to the various classes of Claims hereunder will not affect the right of any Entity to levy, garnish, attach, or employ any other legal process with respect to such distributions by reason of any claimed subordination rights or otherwise. All of such rights and any agreements relating thereto will remain in full force and effect. All subordination agreements entered into by any parties in interest shall be enforceable notwithstanding anything to the contrary herein and all distributions and payments made pursuant to the Plan shall be subject to the terms and conditions of such subordination agreements. Any party in interest can object to the making of distributions or payments in contravention of a subordination agreement.

ARTICLE 9

PROCEDURES FOR RESOLVING DISPUTED,

CONTINGENT, AND UNLIQUIDATED CLAIMS

9.1

Objections to Claims; Prosecution of Disputed Claims.

Except as otherwise provided in the Plan with respect to the rights, powers and duties of the Debtors or the Reorganized Debtors, the Litigation Trustee shall have the exclusive right to object to the allowance of Claims filed with the Bankruptcy Court or any other Claims to be resolved by the Reorganized Debtors pursuant to any provisions of this Plan with respect to any dispute, in whole or in part, except for Claims asserted solely against the Reorganized Debtors related to the Excluded Assets to which the Reorganized Debtors will have the non-exclusive right to object. As of the Effective Date, the Debtors’ pending objections to any Claims shall be transferred to the Litigation Trust for final resolution except for Claims asserted solely against the Reorganized Debtors related to the Excluded Assets. All objections that are filed and prosecuted by the Litigation Trustee or as applicable, the Reorganized Debtors, as provided herein may be litigated to Final Order by the Litigation Trustee or as applicable, the Reorganized Debtors, or compromised and settled in accordance with the business judgment of the Litigation Trustee or as applicable, the Reorganized Debtors, without the necessity of any Bankruptcy Court approval of such compromise or settlement. Unless otherwise provided herein or ordered by the Bankruptcy Court, all objections to Claims by the Litigation Trustee or objections by the Reorganized Debtors with respect to Claims asserted solely against the Reorganized Debtors related to Excluded Assets shall be filed no later than ninety (90) days after the Effective Date, subject to any extensions granted pursuant to a further order of the Bankruptcy Court. Such extensions may be obtained by the Litigation Trustee or the Reorganized Debtors, as applicable, upon ex parte motion.

9.2

Distribution on Account of Disputed Claims or Contingent Claims, or Unliquidated Claims.

No distribution shall be made with respect to all or any portion of any Disputed Claim, Contingent Claim, or Unliquidated Claim pending the entire resolution thereof in the manner prescribed by this Plan. The Litigation Trustee or the Reorganized Debtors, as applicable, shall set aside or reserve a portion of the consideration payable to account for Claims that are Disputed Claims, Contingent Claims, or Unliquidated Claims. Nothing in this paragraph shall preclude the Litigation Trustee or the Reorganized Debtors, as applicable, from moving the Court for distribution upon entry of an order allowing or disallowing, either in whole or in part, such Disputed Claim, Contingent Claim, or Unliquidated Claim relating to such reserves notwithstanding the filing of an appeal and all rights of the non-moving party to oppose or to seek a stay of such relief are preserved.

9.3

No Bond Pending Appeal.

Neither the Claimant, the Litigation Trustee nor the Reorganized Debtors shall be required to post a bond or provide any security with respect to any appeal of an order allowing or disallowing the Disputed Claim, Contingent Claim, or Unliquidated Claim.

9.4

Late-Filed Claims.

Claims filed after the applicable Bar Date shall not be included on the claims register unless the Bankruptcy Court, after notice and hearing, enters an order authorizing the claimant to file the Claim after the applicable Bar Date. The Litigation Trustee or the Reorganized Debtors, as applicable, may object to such a Claim by the later of thirty (30) days after the entry of an order authorizing such a Claim to be filed after the applicable Bar Date.  Any late-filed Claim so authorized shall only be entitled to distributions under the Plan if it becomes an Allowed Claim.

9.5

Distributions After Allowance.

Payments and distributions shall be made to each holder of a Disputed Claim to the extent that the Disputed Claim becomes an Allowed Claim in accordance with the provisions of the Plan governing the Class of Claims to which such holder belongs.

Except as otherwise provided in this Plan, within thirty (30) days after entry of a Final Order of the Bankruptcy Court that allows some or all of a Disputed Claim, the Litigation Trustee or Reorganized Debtors, as applicable, shall distribute to the holder of such Allowed Claim the distribution (if any) that would have been made to such holder on the Distribution Date had such Allowed Claim been allowed on the Distribution Date up to the maximum amount of the applicable reserve.

ARTICLE 10

CONFIRMATION AND CONSUMMATION OF PLAN

10.1

Conditions to Confirmation

The following shall constitute conditions to Confirmation of this Plan:

10.1.1

 INTENTIONALLY LEFT BLANK.

This Plan shall not be confirmed and the Confirmation Order shall not be entered until and unless each of the foregoing conditions to Confirmation is either satisfied or waived by the Debtors, the UCC and ERG II.

10.2

Effect of Confirmation

Confirmation of this Plan shall constitute a finding and conclusion that cause exists to abrogate the stay of the effect of the Confirmation Order in accordance with Bankruptcy Rule 3020(e), and to have the Confirmation Order so state.

10.3

Occurrence of the Effective Date.

The “effective date of the plan,” as used in section 1129 of the Bankruptcy Code, shall not occur, and, this Plan shall be of no force and effect (except for the provisions of Article 6 related to actions preparatory to consummation of the Plan and as otherwise provided herein) until the Effective Date. The occurrence of the Effective Date is subject to satisfaction of the following conditions precedent (or conditions contemporaneous or subsequent with respect to actions which are to be taken contemporaneously with or immediately after the occurrence of the Effective Date), any of which may be waived in writing by the Debtors with, if specified herein, the consent of the UCC and/or ERG II:

10.3.1

The Confirmation Order shall have become a Final Order.

10.3.2

The Debtors and the UCC, with the consent of ERG II, or in the event of a dispute, the Bankruptcy Court, shall have approved all documents relating to the transactions contemplated in the Plan, including the Confirmation Order, and any findings and conclusions in support thereof.

10.3.3 All federal, state, local and foreign governmental authorizations, consents and regulatory approvals required for the consummation of each of the transactions contemplated herein shall have been obtained and not revoked.

10.3.4 All payments required to be made hereunder on the Effective Date shall have been made.

10.4

Filing Notice of Effective Date.

Within two (2) days of the occurrence of the Effective Date, counsel for the Debtors in Possession and the UCC shall file a joint notice of occurrence of the Effective Date in the record of the Bankruptcy Court reflecting (i) that the foregoing conditions to the occurrence of the Effective Date have been satisfied or waived by the Debtors and the UCC (and any other person who is required by the Plan to approve such waiver), (ii) specifying the date of the Effective Date, and (iii) acknowledging that the Effective Date has occurred on and as of said date.

ARTICLE 11

EFFECT OF PLAN ON CLAIMS AND INTERESTS

11.1

Term of Certain Injunctions and Automatic Stay.

11.1.1 All of the injunctions and/or automatic stays provided for in or in connection with the Chapter 11 Cases, whether pursuant to section 105, 362, or any other provision of the Bankruptcy Code or other applicable law, in existence immediately prior to the Confirmation Date shall remain in full force and effect until the injunctions set forth in this Plan become effective, and thereafter if so provided by this Plan, the Confirmation Order, or by their own terms. In addition, on and after Confirmation Date, the Debtors may seek such further orders as they may deem necessary or appropriate to preserve the status quo during the time between Confirmation Date and the Effective Date.

11.1.2

Each of the injunctions provided for in this Plan shall become effective on the Effective Date and shall continue in effect at all times thereafter unless otherwise provided by this Plan. Notwithstanding anything to the contrary contained in this Plan, all actions in the nature of those to be enjoined by such injunctions shall be enjoined during the period between the Confirmation Date and the Effective Date.

11.1.3

THE PROVISIONS OF THE PLAN SHALL BIND THE DEBTORS, THE REORGANIZED DEBTORS, THE LITIGATION TRUSTEE, ANY ENTITY ACQUIRING PROPERTY UNDER THE PLAN, AND ANY CREDITOR OR EQUITY SECURITY HOLDER IN THE DEBTORS, WHETHER OR NOT THE CLAIM OR EQUITY INTEREST OF SUCH CREDITOR OR EQUITY SECURITY HOLDER IS IMPAIRED UNDER THE PLAN AND WHETHER OR NOT SUCH CREDITOR OR EQUITY SECURITY HOLDER HAS FILED A PROOF OF CLAIM OR INTEREST OR ACCEPTED THE PLAN.  THEREFORE, EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR PRIOR ORDERS OF THE BANKRUPTCY COURT, FROM AND AFTER THE EFFECTIVE DATE, ALL PERSONS WHO HAVE HELD, HOLD, OR MAY HOLD CLAIMS AGAINST OR EQUITY INTERESTS IN THE DEBTORS PRIOR TO THE EFFECTIVE DATE ARE PROHIBITED FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST THE RELEASED PARTIES OR ANY OF THEIR

RESPECTIVE MEMBERS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS, ADVISORS, OR THEIR ESTATES, ASSETS, PROPERTIES, OR INTERESTS IN PROPERTY, ON ACCOUNT OF ANY SUCH CLAIMS OR INTERESTS:  (A) COMMENCING OR CONTINUING, IN ANY MANNER OR IN ANY PLACE, ANY ACTION OR OTHER PROCEEDING TO ENFORCE SUCH CLAIM; (B) ENFORCING, ATTACHING, COLLECTING OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE OR ORDER REGARDING SUCH CLAIM; (C) CREATING, PERFECTING OR ENFORCING ANY LIEN OR ENCUMBRANCE RELATING TO SUCH CLAIM; AND (D) COMMENCING OR CONTINUING, IN ANY MANNER OR IN ANY PLACE, ANY ACTION THAT DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN; PROVIDED, HOWEVER, THAT NOTHING CONTAINED HEREIN SHALL PRECLUDE SUCH PERSONS FROM EXERCISING THEIR RIGHTS PURSUANT TO AND CONSISTENT WITH THE TERMS OF THE PLAN.

11.2

Discharge of the Debtors.

Except as otherwise provided in this Plan, the rights afforded in this Plan and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims against the Debtors and Existing Equity Interests in Saratoga of any nature whatsoever, including any interest accrued thereon from and after the Petition Date, against or in the Debtors and the Debtors in Possession, or their assets, properties, or interests in property. Except as otherwise provided herein, on the Effective Date, all Claims (including those arising under sections 502(g), 502(h) or 502(i) of the Bankruptcy Code) against the Debtors and the Debtors in Possession (including any based on acts or omissions that constituted or may have constituted ordinary or gross negligence or reckless, willful, or wanton misconduct of any of the Debtors, or any conduct for which any of the Debtors may be deemed to have strict liability under any applicable law) shall be discharged and released.

For the avoidance of doubt, the Reorganized Debtors shall not be responsible for any Claims against the Debtors or the Debtors in Possession except (1) those payments and distributions expressly provided for or due under in this Plan and (2) Claims, if any, that pass through this Plan Unimpaired pursuant to specific and express provisions of this Plan. All Entities shall be and are precluded and forever barred from asserting against the Debtors, the Reorganized Debtors, or their assets, properties, or interests in property, any other or further Claims or Causes of Action based upon any act or omission, transaction, or other activity, event, or occurrence of any kind or nature that occurred prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date, except for (1) those payments and distributions expressly provided for or due under in this Plan and (2) Claims, if any, that pass through this Plan Unimpaired pursuant to specific and express provisions of this Plan.

Notwithstanding anything in this Plan to the contrary, nothing in this Plan will restrict the U. S. Securities and Exchange Commission from pursuing any regulatory or police enforcement action against the Debtors, the Reorganized Debtors, and their current and former officers, directors, shareholders or employees, other than any action or proceeding to recover monetary claims, damages or penalties against the Debtors for any act or omission occurring prior to Confirmation, except pursuant to a  properly and timely filed proof of Claim. The discharge provisions in this Plan are not intended, and shall not be construed, to bar a governmental entity from pursuing any police or regulatory action against the Debtors to the extent excepted from the automatic stay provisions of section 362 of the Bankruptcy Code.

11.3

RELEASE OF DEBTORS’ ESTATES’ CLAIMS.

AS OF THE EFFECTIVE DATE, AND SUBJECT TO ITS OCCURRENCE, FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THE RELEASED PARTIES, ANY AND ALL CAUSES OF ACTION OF THE DEBTORS, DEBTORS IN POSSESSION, THE DEBTORS’ ESTATES AND THE REORGANIZED DEBTORS AGAINST ANY OF THE RELEASED PARTIES AND ONLY THE RELEASED PARTIES, BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE

DATE SHALL BE FOREVER RELEASED AND DISCHARGED. THE FOREGOING RELEASES, HOWEVER, SHALL NOT (1) WAIVE ANY DEFENSES TO ANY CLAIMS ASSERTED AGAINST THE DEBTORS BY ANY RELEASED PARTIES EXCEPT TO THE EXTENT SUCH CLAIMS HAVE BEEN SPECIFICALLY ALLOWED IN THE PLAN OR BY A FINAL ORDER OF THE BANKRUPTCY COURT, OR (2) RELEASE ANY CLAIMS OR CAUSES OF ACTION BASED ON GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY RELEASED PARTY.

11.4

RELEASE BY HOLDERS OF CLAIMS.

EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, ON AND AFTER THE EFFECTIVE DATE, EACH HOLDER OF A CLAIM WHO HAS VOTED TO ACCEPT THE PLAN SHALL BE DEEMED TO HAVE UNCONDITIONALLY RELEASED THE RELEASED PARTIES, FROM ANY AND ALL CLAIMS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION, REMEDIES, AND LIABILITIES, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREAFTER ARISING, IN LAW, EQUITY, OR OTHERWISE, THAT SUCH ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY), BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE ON ACCOUNT OF ANY RELATIONSHIP WITH THE DEBTORS OR ON ACCOUNT OF ANY CLAIM, EXCEPT FOR (I) WITH RESPECT TO THE REORGANIZED DEBTORS, CLAIMS WHICH ARE OR BECOME ALLOWED CLAIMS AND ARE TO BE PAID AS PROVIDED PURSUANT TO THE PLAN, AND (II) ANY CLAIMS OR CAUSES OF ACTION BASED ON GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY RELEASED PARTY.

11.5

NO LIABILITY FOR CLAIMS.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS PLAN OR THE ASSET PURCHASE AGREEMENT NEITHER THE DEBTORS, NOR THE RELEASED PARTIES, WILL, PURSUANT TO THIS PLAN OR OTHERWISE, HAVE ANY RESPONSIBILITIES FOR ANY LIABILITIES OR OBLIGATIONS OF THE DEBTORS OR ANY OF THE DEBTORS’ SUBSIDIARIES RELATING TO OR ARISING OUT OF THE OPERATIONS OF OR ASSETS OF THE DEBTORS OR ANY OF THE DEBTORS’ SUBSIDIARIES, WHETHER ARISING PRIOR TO, OR RESULTING FROM ACTIONS, EVENTS, OR CIRCUMSTANCES OCCURRING OR EXISTING AT ANY TIME PRIOR TO THE EFFECTIVE DATE AND FURTHER NONE OF THE RELEASED PARTIES SHALL HAVE ANY SUCCESSOR OR TRANSFEREE LIABILITY OF ANY KIND OR CHARACTER, FOR ANY CLAIMS EXCEPT THAT THE REORGANIZED DEBTORS SHALL HAVE THE OBLIGATIONS SPECIFICALLY AND EXPRESSLY PROVIDED IN THIS PLAN AND THE PURCHASER SHALL HAVE THE OBLIGATIONS SPECIFICALLY AND EXPRESSLY PROVIDED IN THE ASSET PURCHASE AGREEMENT.

11.6

EXCULPATION.

NONE OF THE DEBTORS, THE REORGANIZED DEBTORS, OR THE RELEASED PARTIES SHALL HAVE OR INCUR ANY LIABILITY TO ANY ENTITY FOR ANY ACT OR OMISSION IN CONNECTION WITH OR ARISING OUT OF THE NEGOTIATION OF THIS PLAN, THE GOOD FAITH SOLICITATION OF THE PLAN IN ACCORDANCE WITH SECTION 1125(E) OF THE BANKRUPTCY CODE, THE PURSUIT OF CONFIRMATION OF THIS PLAN, THE PURSUIT OF APPROVAL OF THE DISCLOSURE STATEMENT, THE CONSUMMATION OF THIS PLAN, THE TRANSACTIONS CONTEMPLATED AND EFFECTUATED BY THE PLAN, THE ADMINISTRATION OF THIS PLAN OR THE PROPERTY TO BE DISTRIBUTED UNDER THIS PLAN OR ANY OTHER ACT OR OMISSION DURING THE ADMINISTRATION OF THE CHAPTER 11 CASES OR THE DEBTORS’ ESTATES (EXCLUDING CAUSES OF ACTION BASED ON FRAUD, GROSS NEGLIGENCE,

RECKLESS, WILLFUL, OR WANTON MISCONDUCT).

11.7

Nondischargable Environmental Liability Affecting Rights of Governmental Units.

Nothing herein shall be deemed as discharging or otherwise affecting the rights of governmental units, as that term is defined in section 101(27) of the Bankruptcy Code, to assert claims or causes of action against the Reorganized Debtors on account of or arising under applicable environmental laws, to the extent that such rights are not otherwise dischargeable under the provisions of the Bankruptcy Code.

Solely with respect to agencies of the United States, nothing in this Plan related to discharge, release or exculpation shall serve to expand the discharge beyond that afforded under sections 524 and 1141 of the Bankruptcy Code, or the “safe harbor” afforded by section 1125 of the Bankruptcy Code, unless otherwise agreed to in writing by the United States and Reorganized Saratoga. The discharge, release, exculpation or injunctive provisions set forth in this Plan are not intended, and shall not be construed, to bar the United States from pursuing any regulatory or police action against any Debtor, or any other party, to the extent excepted from the automatic stay provisions of section 362 of the Bankruptcy Code.

11.8

Good Faith

As of the Confirmation Date, the Debtors and all other Persons soliciting acceptances or rejections of the Plan shall be deemed to have solicited acceptances or rejections of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code.

11.9

Plan Setoffs and Recoupment.

Except as otherwise expressly provided for in this Plan, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the holder of a Claim, the Litigation Trustee may setoff and/or recoup against any Claim and the distributions to be made pursuant to the Plan on account of such Claim (before such distribution is made), any, rights, and Causes of Action of any nature that the Debtors may hold against the holder of such Claim, to the extent such Claims, rights, or Causes of Action against such holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise).  Nothing contained in this Plan shall limit or restrict or impair any rights of recoupment or setoff of the holders of Claims against the Debtors.

11.10

Release of Liens.

To the extent the Debtors’ property or assets are encumbered by mortgages, security interests or Liens of any nature for which any holder of such mortgages, security interests or Liens does not have an Allowed Claim against such Debtor, such mortgages, security interests or Liens shall be deemed fully released and discharged for all purposes and such holder shall execute such documents as reasonably requested by the Debtors, Reorganized Debtors, or Litigation Trustee, as applicable, in form and substance as may be necessary or appropriate to evidence the release of any such mortgages, security interests or Liens of any nature.  If such holder fails to execute such documents, the Debtors, Reorganized Debtors, or Litigation Trustee, as applicable, are authorized to execute such documents on behalf of such holder and to cause the filing of such documents with any or all governmental or other entities as may be necessary or appropriate to effect such releases.

ARTICLE 12

MISCELLANEOUS PROVISIONS

12.1

Payment of Statutory Fees and Filing of Post-Confirmation Reports

All fees and expenses payable pursuant to section 1930 of title 28 of the United States Code through the Effective Date shall be paid by (1) the Debtors, and, after the Effective Date, by the Reorganized Debtors, for those disbursements made by the Debtors, or the Reorganized Debtors, or (2) the Litigation Trust for those disbursements made by the Litigation Trust, as, when and in the amount as required by applicable law, until the Bankruptcy Court enters a final decree in the Chapter 11 Cases, or the cases are dismissed or converted to another chapter.

The Debtors, and after the Effective Date, the Reorganized Debtors shall file post-confirmation reports associated with disbursements made by the Debtors, or the Reorganized Debtors, as applicable, and the Litigation Trust shall file post-confirmation reports associated with disbursements made by the Litigation Trust.

12.2

Dissolution of the Official Committees.

On the Effective Date, the UCC, the Equity Committee and their Professionals shall be released and discharged of and from all further authority, duties, responsibilities, and obligations relating to or arising from or in connection with the Chapter 11 Cases, and shall be deemed dissolved; provided, however, that (i) in the event that the Effective Date occurs prior to the entry of an order with respect to final fee applications of professionals for the UCC and the Equity Committee retained by order of the Bankruptcy Court during the Chapter 11 Cases, the UCC, the Equity Committee, and their Professionals may seek compensation in connection with the preparation, filing and prosecution of such applications.

12.3

Pension Plans.

For the avoidance of doubt, on and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay all retiree benefits of the Debtors (within the meaning of section 1114 of the Bankruptcy Code), if any, at the level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which such Debtors had obligated themselves to provide such benefits.

12.4

Notice.

Any notices, requests, and demands required or permitted to be provided under this Plan, in order to be effective, must be in writing (including by facsimile or electronic mail transmission), and unless otherwise expressly provided herein, shall be deemed to have been duly given or made (i) if personally delivered or if delivered by email or courier service, when actually received by the Entity to whom notice is sent or (ii) if deposited with the United States Postal Service (whether actually received or not), at the close of business on the third business day following the day when placed in the mail, postage prepaid, certified or registered with return receipt requested, addressed to the appropriate Entity or Entities, at the address of such Entity or Entities set forth below (or at such other address as such Entity may designate by written notice to all other Entities listed below in accordance with this Section:

If to the Debtors:

Heller, Draper, Hayden, Patrick & Horn, L.L.C.

650 Poydras Street, Suite 2500

New Orleans, LA 70130

Attn: William H. Patrick, Esq. Email:

wpatrick@hellerdraper.com

KELLY HART & PITRE

Louis M. Phillips (#10505)

Peter A. Kopfinger (#20104)

One American Place

301 Main Street, Suite 1600

Baton Rouge, LA 70801-1916

Telephone: (225) 381-9643

Facsimile: (225) 336-9763

Email: louis.phillips@kellyhart.com

Email: peter.kopfinger@kellyhart.com

If to the Reorganized Debtors:

Saratoga Resources, Inc.

Attn: Thomas Cooke and Andrew Clifford

P.O. Box 79962

Houston, TX 77279-9962

Email: tfcsri@yahoo.com

Email: accsri@yahoo.com

And Thomas Cooke and Andrew Clifford’s counsel:

Fishman Haygood

Attn: Brent Barrier

201 St. Charles Avenue

Suite 4600

New Orleans, LA 70170-4600

Telephone: (504) 586-5252

Facsimile: (504) 586-5250

Email: bbarriere@fishmanhaygood.com

If to Energy Reserves Group, II, LLC:

AKIN GUMP STRAUSS HAUER & FELD LLP

Charles R. Gibbs (Bar No. 07846300)

Ashley R. Beane (Bar No. 24064870)

1700 Pacific Avenue, Suite 4100

Dallas, TX 75201

Telephone: (214) 969-2800

Fax: (214) 969-4343

cgibbs@akingump.com

abeane@akingump.com

If to the Litigation Trustee:	[To Be Provided in the Litigation Trust Agreement]
If to the Unsecured Creditors Committee:

Stewart F. Peck (#10403)

Benjamin W. Kadden (#29927)

Lugenbuhl, Wheaton, Peck, Rankin & Hubbard

601 Poydras Street, Suite 2775

New Orleans, LA 70130

Telephone: (504) 568-1990

Facsimile: (504) 310-9195

speck@lawla.com

bkadden@lawla.com

If to the Equity Committee:

Holland N. O’Neil (TX 14864700)

Stephen A. McCartin (TX 13374700)

Michael S. Haynes (TX 24050735)

GARDERE WYNNE SEWELL LLP

1601 Elm Street, Suite 3000

Dallas, Texas 75201-4761

Telephone: 214.999.3000

Facsimile: 214.999.4667

honeil@gardere.com

smccartin@gardere.com

mhaynes@gardere.com

12.5

Headings.

The headings used in this Plan are inserted for convenience only and neither constitutes a portion of this Plan nor in any manner affects the construction of the provisions of this Plan.

12.6

Governing Law.

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of Louisiana, without giving effect to any conflicts of law principles thereof that would result in the application of the laws of any other jurisdiction, shall govern the construction of this Plan and any agreements, documents, and instruments executed in connection with this Plan, except as otherwise expressly provided in such instruments, agreements, or documents.

12.7

Compliance with Tax Requirements.

In connection with this Plan, the Debtors, the Reorganized Debtors and the Litigation Trustee will comply with all applicable withholding and reporting requirements imposed by federal, state, and local taxing authorities, and all distributions hereunder shall be subject to such withholding and reporting requirements.

12.8

Exemption from Transfer Taxes.

Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under this Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with this Plan shall be exempt from all taxes as provided in section 1146(a) of the Bankruptcy Code.

12.9

Exemption from Securities Law.

Distributions pursuant to the Plan and the issuance, or deemed issuance, of the New Equity Interests (and if applicable the retention of Allowed Existing Equity Interests) shall be exempt from registration under any federal (including the Securities Act), state or local law, rule or regulation pursuant to section 1145 of the Bankruptcy Code or other applicable law. The holders of New Equity Interests and the Reorganized Debtors (and if applicable the retention of Allowed Existing Equity Interests) shall be deemed to qualify as successors to the Debtors under the Plan solely for purposes of section 1145 of the Bankruptcy Code.  Distributions and the issuance of the New Equity Interests (and if applicable the retention of Allowed Existing Equity Interests) shall be deemed to satisfy all of the requirements of section 1145(a)(l) of the Bankruptcy Code and therefore be exempt from registration under the Securities Act and any federal, state or local securities law, rule or regulation.

12.10

Compliance with Plan.

In the event the Reorganized Debtors are not able to satisfy their obligations under this Plan, the Reorganized Debtors are authorized to liquidate under applicable state law in accordance with section 1129(a)(11) of the Bankruptcy Code.

12.11

Further Assurances.

The Reorganized Debtors and all holders of Claims or Equity Interests receiving distributions under this Plan and all other parties in interest shall, from time to time, upon the request or demand of the Litigation Trustee, prepare, execute, and deliver any agreements or documents and take any other action consistent with the terms of this Plan as may be reasonably necessary to effectuate the provisions and intent of this Plan, with each such Entity to bear its own costs incurred in connection therewith.

12.12

Compensation and Benefits Program.

All of the Debtors’ obligations under employment and severance policies, and all compensation and benefit plans, policies, and programs shall be treated as though they are executory contracts that are deemed rejected as of the day prior to the Petition Date under this Plan.

12.13

Further Authorizations.

The Debtors and, after the Effective Date, the Litigation Trustee and as applicable, the Reorganized Debtors, may seek such orders, judgments, injunctions, and rulings they deem necessary or useful to carry out the intentions and purposes of, and to give full effect to the provisions of, this Plan.

12.14

Withdrawal of Plan.

The Debtors retain the right to withdraw this Plan at any time prior to the Effective Date thereof by filing a notice of withdrawal thereof with the Bankruptcy Court, and nothing contained herein or in the Disclosure Statement shall be deemed an admission or statement against interest or constitute a waiver or release of any claims by or against the Debtors or any other Entity; provided, however, that nothing shall be deemed to modify or alter or impact the validity, applicability or enforceability or of any order of the Bankruptcy Court.

12.15

Nonvoting Stock.

In accordance with section 1123(a)(6) of the Bankruptcy Code, the Certificates of Incorporation of the Reorganized Debtors will contain a provision prohibiting the issuance of nonvoting equity securities by each of the Reorganized Debtors, subject to further amendment of such Certificates of Incorporation as permitted by applicable law.

12.16

Record Date for Voting Purposes.

For purposes of determining which holders of Claims are entitled to vote on this Plan, the record date shall be Voting Record Deadline.

12.17

Modification and Amendment of Plan.

This Plan may be altered, amended or modified by the Debtors and the UCC with the consent of ERG II before or after the Confirmation Date, as provided in section 1127 of the Bankruptcy Code.

12.18

Severability of Plan Provisions.

If, before entry of the Confirmation Order, the Bankruptcy Court holds that any provision of the Plan is invalid, void or unenforceable, the Plan Proponents with the consent of ERG II may amend or modify the Plan to correct the defect, by amending or deleting the offending provision or otherwise. Otherwise, the Plan shall be withdrawn.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been amended or modified in accordance with the foregoing, is valid and enforceable.

12.19

Successors and Assigns.

The rights, benefits and obligations of any Entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, personal representative, successor or assign of such entity.

ARTICLE 13

RETENTION OF JURISDICTION

Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court and the United States District Court for the Western District of Louisiana shall each retain and shall each have jurisdiction to the fullest extent provided by applicable law over any matter (a) arising under the Bankruptcy Code, (b) arising in or related to the Chapter 11 Cases or this Plan, or (c) for purposes of illustration and not limitation, that relates to the following:

13.1

Executory Contracts and Unexpired Leases.

To hear and determine any and all motions or applications for the assumption and/or assignment or rejection of executory contracts or unexpired leases to which the Debtors are parties or with respect to which the Debtors may be liable, and to review and determine all cure amounts under or Claims resulting from any such assumed executory contract or unexpired lease.

13.2

Causes of Action.

To determine any and all Causes of Action, including all adversary proceedings, applications, motions, and contested or litigated matters that may be pending on the Effective Date or that, pursuant to this Plan, may be instituted by the Litigation Trustee, including any actions to avoid any preferences, fraudulent transfers, or other voidable transfers, or otherwise to recover assets for the benefit of the Debtors’ Estates that have not otherwise been waived pursuant to the terms of this Plan.

13.3

Disputed Claims and Contingent Claims, and Unliquidated Claims Allowance/Disallowance.

To hear and determine any objections by the Litigation Trustee to the allowance of Claims or Equity Interests, including, but not limited to, any objections to the classification of any Claim, and to allow or disallow any Contingent Claim, Disputed Claim, Unliquidated Claim, Contingent Equity Interest, Disputed Equity Interest, or Unliquidated Equity Interest in whole or in part and to determine any and all disputes among creditors and equity interest holders with respect to their Claims and Equity Interests.

13.4

Enforcement/Modification of the Plan.

13.4.1

To issue such orders in aid of execution of this Plan to the fullest extent authorized or contemplated by section 1142 of the Bankruptcy Code.

13.4.2

To consider any modifications of this Plan, remedy any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order.

13.4.3

To hear and determine all controversies, suits, and disputes that may relate to, impact upon, or arise in connection with this Plan or any other plan documents or their interpretation, implementation, enforcement, or consummation.

13.4.4

To hear and determine such other matters that may be set forth in this Plan and the Confirmation Order.

13.4.5

To enter an order or final decree closing the Chapter 11 Cases.

13.4.6

To hear and determine any issue relating to distributions under the Plan.

13.4.7

To hear any matter concerning any transaction required or contemplated by the Plan or that is not inconsistent with the Bankruptcy Code.

13.4.8

To hear and determine any other matters related hereto, including matters related to the implementation and enforcement of all orders entered by the Bankruptcy Court in the Chapter 11 Cases.

13.4.9 To enter such orders as are necessary to implement and enforce the injunctions described herein, including orders extending the protections afforded under section 105 of the Bankruptcy Code.

13.5

Compensation of Professionals.

To hear and determine all applications for allowances of compensation and reimbursement of expenses of professionals under sections 330, 331, and 503 of the Bankruptcy Code and any other fees and expenses authorized to be paid or reimbursed under this Plan.

13.6

Settlements.

To the extent that Bankruptcy Court approval is required, to consider and act on the compromise and settlement of any Claim or Cause of Action by or against the Debtors, the Reorganized Debtors or the Litigation Trustee.

13.7

Taxes.

To hear and determine matters concerning state, local, and federal taxes, fines, penalties, or additions to taxes for which the Debtors or Debtors in Possession may be liable, directly or indirectly, in accordance with sections 346, 505, and 1146 of the Bankruptcy Code.

13.8

Specific Purposes.

To hear and determine such other matters and for such other purposes as may be provided in the Confirmation Order.

13.9

Insurance Matters.

To hear and determine matters concerning insurance.

[signatures on following pages]

Dated: August 30, 2016

PLAN FILED BY:

HARVEST OIL AND GAS, LLC, SARATOGA
RESOURCES, INC., THE HARVEST GROUP
LLC, LOBO OPERATING, INC. AND LOBO
RESOURCES, INC.

BY:	/s/ J. W. Rhea, IV
J. W. Rhea, IV
Chairman, Independent Restructuring Committee

Respectfully submitted,

/s/ William H. Patrick, III
William H. Patrick, III (La. Bar No. 10359)
Tristan E. Manthey, (La. Bar No. 24539)
Cherie Dessauer Nobles, (La. Bar No. 30476)
Heller, Draper, Patrick, Horn & Dabney, L.L.C.
650 Poydras Street, Suite 2500
New Orleans, Louisiana 70130-6175
Telephone: 504-299-3300 // Fax: 504-299-3399
Co-Counsel for Debtors

And

KELLY HART & PITRE
Louis M. Phillips (#10505)
Peter A. Kopfinger (#20104)
One American Place
301 Main Street, Suite 1600
Baton Rouge, LA 70801-1916
Telephone: (225) 381-9643
Facsimile: (225) 336-9763
Email: louis.phillips@kellyhart.com
Email: peter.kopfinger@kellyhart.com

AND

Patrick (Rick) M. Shelby (#31963)
400 Poydras Street, Suite 1812
New Orleans, LA 70130
Telephone: (504) 522-1812
Facsimile: (504) 522-1813
Email: rick.shelby@kellyhart.com

-and-

/s/ Benjamin W. Kadden
Stewart F. Peck (#10403)
Benjamin W. Kadden (#29927)
Lugenbuhl, Wheaton, Peck, Rankin & Hubbard
601 Poydras Street, Suite 2775
New Orleans, LA 70130
Telephone: (504) 568-1990
Facsimile: (504) 310-9195
speck@lawla.com
bkadden@lawla.com

Counsel to The Official Committee of Unsecured Creditors